UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 15, 2006

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                                MMC ENERGY, INC.
                        (f/k/a High Tide Ventures, Inc.)

             (Exact name of registrant as specified in its charter)

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         Nevada                      333-121542               98-0493819
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(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
    of incorporation)                                   Identification Number)

           26 Broadway, Suite 907
              New York, New York                             10004
     (Address of principal executive offices)               (Zip Code)

                                  212-977-0900
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

                           FORWARD LOOKING STATEMENTS

      This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

      Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

                                EXPLANATORY NOTE

      On May 3, 2006, High Tide Ventures, Inc. ("High Tide") changed its name to MMC Energy, Inc. On May 15, 2006, High Tide's wholly-owned subsidiary, MMC Acquisition Corp. ("Acquisition Sub") merged with and into MMC Energy North America, LLC, a Delaware limited liability company ("MMC North America"). Pursuant to the merger between Acquisition Sub and MMC North America (the "Merger"), MMC North America became a wholly-owned subsidiary of High Tide and, with the proceeds of High Tide's private placement offering which closed concurrently with the Merger (the "Offering"), High Tide will continue the existing business operations of MMC North America as a publicly-traded company with the name MMC Energy, Inc. (the "Company"). Unless otherwise indicated, the terms "the Company," "we," "us," and "our" refer to MMC Energy, Inc. after giving effect to the Merger and the closing of the Offering, unless the context clearly indicates otherwise. The term "High Tide" refers to MMC Energy, Inc. (f/k/a High Tide Ventures, Inc.) before giving effect to the Merger, and the term "MMC North America" refers to MMC North America, LLC, before giving effect to the Merger.

Item 1.01. Entry into a Material Definitive Agreement.

      On May 15, 2006, the Company consummated the Merger and the Offering. For a description of the Merger and the Offering, and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.


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Item 2.01. Completion of Acquisition or Disposition of Assets.

                       THE MERGER AND RELATED TRANSACTIONS

The Merger

      On May 15, 2006 (the "Closing Date"), High Tide, Acquisition Sub, and MMC North America entered into a Merger Agreement and Plan of Reorganization (the "Merger Agreement"). On the Closing Date, Acquisition Sub completed its Merger with and into MMC North America. High Tide acquired the business of MMC North America pursuant to the Merger and, with the proceeds of the Offering, will continue the existing business operations of MMC North America as a publicly-traded company under the name MMC Energy, Inc. Prior to their entry into the Merger Agreement, no material relationship previously existed among the parties to the Merger Agreement. The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

      On the Closing Date, the holders of MMC North America's outstanding membership interests before the Merger (the "MMC North America Stockholders") surrendered all of the outstanding membership interests of MMC North America and received 23,875,000 shares of common stock of the Company, par value $0.001 per share (the "Common Stock"). The stockholders of High Tide before the Merger (the "High Tide Stockholders") retained 11,750,000 shares of Common Stock.

      The Merger Agreement contains customary representations, warranties and covenants of High Tide, MMC North America and, as applicable, Acquisition Sub, for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions. The Merger Agreement contains a post-closing adjustment to the number of shares of Common Stock issued to the Company Stockholders, whereby up to an additional 2,000,000 shares of Common Stock may be issued, on a pro rata basis, to the MMC North America Stockholders for any breach of the Merger Agreement by High Tide discovered during the two year period following the Closing Date.

      The Merger will be treated as a recapitalization of the Company for financial accounting purposes. Accordingly, the historical financial statements of High Tide before the Merger will be replaced with the historical financial statements of MMC North America before the Merger in all future filings with the Securities and Exchange Commission (the "SEC").

      On the Closing Date, Brent Peters and Douglas Smith, constituting all of the directors of High Tide prior to the Merger, appointed Karl W. Miller and Dennis Gagnon to fill two of the vacancies on the Board. Also on the Closing Date, Messrs. Peters and Smith resigned from the Board, effective May 26, 2006. On May 26, 2006, Messrs. Miller and Gagnon are expected to appoint Martin Quinn to fill one of the vacancies on the Board following the resignation of Messrs. Peters and Smith. The remaining vacancies will be filled upon the finding of suitable candidates. Also on the Closing Date, the then-current officers of High Tide resigned and new executive officers designated by the MMC North America Stockholders were appointed. The current officers and directors are identified on page 31 under "Directors and Executive Officers."

      Prior to the Merger, the Company's 2006 Equity Incentive Plan was adopted by the Board and the High Tide Stockholders. The Company anticipates that its stockholders after the Merger will ratify the adoption of the 2006 Equity Incentive Plan and any awards that were made under the Plan through the date of such ratification. Under the Plan, 2,000,000 shares of Common Stock are reserved for issuance as incentive awards granted to executive officers, key employees, consultants and directors after the closing of the transactions described herein.


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

      The parties have taken all actions necessary to ensure the Merger is treated as a "tax free exchange" under Section 351(a) of the Internal Revenue Code of 1986, as amended.

The Offering

      Concurrently with the Merger, the Company closed the Offering of 10,000,000 shares of Common Stock. On the Closing Date of the Merger, the investors in the Offering collectively purchased 10,000,000 shares of Common Stock for total consideration of $10 million (the "PPO Closing").

      The sale of Common Stock in the Offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D as promulgated by the SEC. The Merger, the Offering and the other transactions related thereto sometimes are collectively referred to herein as the "Transactions." In the Offering, no general solicitation was made by us or any person acting on our behalf; the Common Stock was sold pursuant to transfer restrictions, and the certifications for shares sold in the Offering contained an appropriate legend stating that the Common Stock was not registered under the Securities Act of 1933, and may not be offered or sold absent registration or an exemption therefrom.

      In connection with the completion of the Offering, the Company's placement agents in connection with the offering, Sanders Morris Harris Inc. and Canaccord Capital Corporation, received a five percent sales commission on investors the respective placement agents brought into the Offering (the "Finder's Fee").

Restricted Securities and Registration Rights

      All securities issued in connection with the Transactions will be "restricted" securities and will be subject to all applicable resale restrictions specified by federal and state securities laws.

      The Company has committed to file a registration statement covering the Common Stock within 120 days from the Closing Date and shall use reasonable efforts to cause such registration statement to become effective no later that 120 days after the date filed. The Company shall maintain the effectiveness of this registration statement through the first anniversary of the Closing Date and shall use its best efforts to maintain the effectiveness of this registration statement through the second anniversary of the date the registration statement is declared effective by the SEC or until the holding period of Rule 144(k) of the Securities Act has been satisfied for the investors in this Offering with respect to all of their shares, whichever is earlier. The Company will be liable for customary penalties if the registration statement is not effective on the date by which the Company is required to cause it to become effective, consistent with the Registration Rights Agreement entered into with the Investors in the Offering, which Registration Rights Agreement is attached hereto as Exhibit 10.2.

Split-Off Agreement

      Contemporaneously with the closing of the Merger, the Company split off its wholly-owned subsidiary, High Tide Leasco, Inc., a Nevada corporation ("Leaseco"), through the sale of all of the outstanding capital stock of Leaseco (the "Split-Off"). The Company executed a Split Off Agreement with Brent Peters, Douglas Smith, MMC North America and Leaseco, a copy of which is attached to this Current Report on Form 8-K and incorporated herein by reference.

Lock-Up Agreements

      Each of the MMC North America Stockholders has agreed not to offer, sell, contract to sell or otherwise dispose of or transfer title to any of the shares of Common Stock acquired pursuant to or in connection with the Merger Agreement, during the period commencing on the Closing Date and ending on the 12-month anniversary of the Closing Date (the "Lockup Period"), without the prior written consent of the Company. Such agreements are set forth in written Lock-Up Agreements, executed as of the Closing Date, with each of the MMC North America Stockholders, a form of which is attached hereto as Exhibit 4.2.


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Pro Forma Ownership

      Immediately after giving effect to the Merger, the sale of Common Stock in the Offering and the other transactions described herein, not including shares reserved for issuance under the Company's Equity Incentive Plan, there are issued and outstanding 45,625,000 shares of Common Stock, as follows:

      o the former members of MMC North America hold 23,875,000 shares of Common Stock issued to the members in the Merger, representing approximately 52.33% of the Company's outstanding common shares;

      o purchasers of Common Stock in the Offering hold 10,000,000 shares of Common Stock, representing approximately 21.92% of the Company's outstanding common shares; and


      o the existing stockholders of the Company retained 11,750,000 shares of Common Stock, representing approximately 25.75% of the Company's outstanding common shares.


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                                     PART I

                           1. DESCRIPTION OF BUSINESS

Company Overview

      The Company is an energy management company formed in February 2005 to acquire and actively manage deep value assets in the U.S. power generation industry. Immediately following the Merger, the business of the Company will be substantially the business operations of MMC North America prior to the Merger. The members of management of the Company are experts in the energy field including the acquisition, restructuring and operation of energy assets, as well as risk management.

      The Company is an Acquisition Company which primarily acquires and operates deep value power generation assets in North America. The Company's mission is to create long-term value from deep discount acquisitions through structuring disciplined acquisitions and hands on post-acquisition asset management. The Company currently owns power generation assets in California and is pursuing an aggressive portfolio acquisition and growth strategy of acquiring small to medium-sized power generating facilities primarily in California, Texas, the Mid-Atlantic and Northeastern U.S.

      The U.S. power generation sector is fragmented and has recently suffered a cyclical downturn in most regions, which presents many deep discount acquisition opportunities. An oversupply of electric generation capacity exists in many regions of the U.S., which is the result of significant investments in new power generation over the past decade. As a result, power prices have declined in many of these overbuilt regions, reducing the value of generation assets. Also, the increased volatility in fuel prices has had an adverse effect on the few asset owners that can still trade electricity. The owners and financiers of these assets, who originally relied on flawed fundamentals and unrealistic expectations, have experienced considerable financial distress, often leading to bankruptcy, debt restructuring, asset repossession by lenders, or asset sales. The Company expects that these companies will continue to divest assets at discounted prices to obtain liquidity and retire project debt, leading to a substantial number of high-quality, yet financially distressed assets that are available for sale.

      The Company believes additional deal flow will be derived from mergers of large utilities that will require divestitures in regions where the combined entity would otherwise exert excessive market power. Additionally, many assets are held by purely financial investors where long-term fixed contracts for revenues, fuel supply and operations, shield them from operation risk. As those profitable contracts expire, such financial owners generally will seek to immediately liquidate their investment. The Company's strategy is to acquire such assets that are often available at a deep discount and create long-term value by restructuring, refinancing, managing and operating those assets.

      The Company strives to create long-term value from deep discount acquisitions through a dual focus on financial structuring and post-acquisition asset management. The Company's target market consists of small to medium-sized power generating facilities, located in California, Texas, the Mid-Atlantic and Northeastern U.S., where many "red zones" (high electricity demand relative to limited available capacity) are present. These power facilities, as opposed to "contracted" facilities, compete in the highly volatile unregulated wholesale markets for power and lack the stability of long term contracts at fixed prices for both revenues and fuel costs (typically gas or coal). Their assets require an experienced owner, operator and risk manager who is capable of executing and administering all of the necessary oversight and controls. On the cost side, such assets are often burdened with the typical high cost structure of regulated plants, which include high labor costs, outdated utility supply agreements, and out-of-the-money tax treatments. The Company believes it will realize a significant amount of value through restructuring the plant's operations and maintenance, repair and overhaul contracts, supply and off-take agreements, and re-aligning the plant's cost structure to its new market-based environment.

      The Company believes that it can compete effectively for deals in its niche market. The Company believes that most large energy investment firms focus primarily on acquiring larger regulated and contracted assets. Equipped primarily with financial engineering skills as opposed to asset operating experience such as that enjoyed by the Company, such firms have a limited universe of acquisition targets and greater competition for them. The assets acquired, therefore, typically have capped cash flows whose primary value drivers are characterized by low rates of return and lower weighted average cost of capital. The Company does not believe that such firms will be able to extract sufficient returns on investment by only employing leverage and exchanging cash flow risk for credit risk. Competitors for small power generating assets, such as the Facilities and future the Company targets, are typically more lacking in management depth and access to capital and deal flow.


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

      The Company has launched its strategy with its acquisition of two such deep discount generating facilities in the San Diego, California region (each a "Facility" and collectively, the "Facilities") in January, 2006. The Company is leveraging the acquisition to enter the California wholesale power and electricity market, and in particular, the San Diego region, which is currently a "red zone." The Company acquired the formerly idle Facilities for what it believes to be a deeply discounted value and believes the Facilities are likely to appreciate substantially in value following their repair and re-commissioning. The Company expects the Facilities to be fully re-commissioned and earning revenues by May 15, 2006.

      The Company expects further value to be added through expanding the Facilities. The Chula Vista Facility, one Facility acquired, was originally developed with a view towards supporting two distinct generating units, and presents an attractive expansion opportunity. The Company has obtained a preliminary quote to purchase two General Electric LM-6000 turbines at a discounted price, and for additional ancillary equipment and construction services to build out a second unit on site - a combined investment of approximately $50 to 55 million. The combined LM-6000 unit would represent over twice the capacity of the existing unit (96 MW), and operate much more efficiently. Accordingly, the LM-6000 unit can be expected to sell energy profitably during virtually all "peak hours," greatly enhancing expected revenues and profitability from the Facility. Further growth from the Facilities may come from replacing the existing units with additional LM-6000 units.

      The Company believes its access to deal flow, primarily from proprietary sources, provides an additional advantage. The Company continues to screen deal opportunities received through such sources, and hopes to close on at least one additional acquisition during 2006. The Company has recently commenced exclusive due diligence on one such opportunity which it hopes to close by July 2006.

Industry Overview

      The energy industry has immense scope and scale. The energy industry is a cornerstone of the American economy and the third-largest industry in the U.S. Generating over $270 billion in revenues in 2004, the industry's total asset value exceeded $500 billion. The continued successful operation of the industry is critical for American economic success and national security. Power generation is a vital component of the industry.

      The Company believes that unprecedented portfolio and individual asset acquisition and restructuring opportunities exist in the distressed power and gas markets in the U.S. Significant excess capacity, depressed power prices, uncertain regulatory structures, excessive debt, and credit rating pressure are forcing energy and utility companies to re-evaluate their asset portfolios with an eye on divestitures.


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

                      US Electric Value Chain - 2004 Data
                                [CHART OMITTED]

      Recent History of the U.S. Electric Power Market

      During the early 1990s, the nation embarked on a power market restructuring program that ended the traditional regulatory guarantee that utilities would earn a minimum return on investment. Utilities, unsure that they would be able to recover their investment costs, postponed much of the construction of new capacity.

      Absent new construction, capacity reserve margins (the excess of available supply over peak demand for electricity) declined steadily and, by the late 1990s, rising power prices began to reflect the need for additional capacity. Prices rose moderately in the Northeast from 1999 to 2001, but prices surged in other regions. The price increases were largest in the West where market manipulation and shortages drove prices to astronomical levels in 2000 and 2001.

         The rising power prices, combined with new market regulations in some regions, encouraged investors to install new generation capacity. The year 2002 marked the "high water mark" for capacity additions to the US, as over 66,000 MW of new installed capacity entered service, with over 200,000 MW in total entering service from 1998-2004. However, by late 2001, the effects of the slowing U.S. economy and the new capacity coming on-line combined to drop wholesale power prices to extremely low levels. The boom and bust cycle was most evident in the West where the astronomical prices in 2001 were followed with a price collapse in 2002. Prices bottomed out in early 2002 and then began a slow rise. This trend suggests that the power generation business is similar in its cyclical nature to other "high cost of entry" and "long lead time" industries.


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                 Bubble and Correction in the U.S. Power Sector
                               [GRAPHIC OMITTED]

      In addition to excess capacity, there are many other factors that contributed to the depressed state of the industry. Over expansion into natural gas powered plants and the unexpected rise in gas prices, highly leveraged investments and lack of management capability exacerbated the situation. Historically, power generation assets have been financed with long-term recourse debt supported by long-term stable revenues backed by power purchase agreements ("PPAs") and "tolling arrangements" (effectively, renting the facility) from credit worthy utilities and merchants. With the advent of deregulation, such arrangements were no longer available. Banks chose to finance these new small power generating assets with a short term debt structure assuming that such debt could be refinanced in capital markets at some future date after completion and the plants had an opportunity to develop a track record. Once the power markets began to deteriorate, non-performing assets left creditors with looming debt problems. By late 2001, loss of liquidity resulted in failure of nearly all of the small power generating assets, resulting in bank foreclosures. However, banks were initially averse to recognizing the impairment of their loan portfolios and held on to the assets rather than liquidating them. The bid-ask spreads have started to narrow only recently.

      The U.S. power market is now entering a period of recovery after a prolonged period of depression. After the market collapse, construction of new capacity generally ground to a halt. Even with increasing fuel costs, it is expected that spark spreads (the difference between the price of 1 MW of power and cost of energy needed to produce it) will increase as demand catches up again to supply. The pace and depth of that recovery, including anticipated increases in the value of power generation assets and associated infrastructure, will vary by asset type and region. The California market is recovering from its 2000 - 2001 energy crisis, and reserve margins (available power supply in excess of projected peak demand) are already less than desired limits in many regions within the State. The Company's existing Facilities are well positioned to help meet this growing demand. Other regions in the U.S., particularly in the Northeast, face the same challenges and offer similar investment opportunities. The Company will look for future growth primarily in these regions.


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

Strategy

      The Company will be managed by an experienced team of dedicated investment professionals with significant sector-specific knowledge and experience in private equity, structured finance, project finance, commodity pricing, risk management, and operations in the energy industry to select, acquire and manage undervalued assets. The principal executives will increase the operational efficiency of the assets acquired and, hence, their long-term value. It is expected that this will maximize value for the Company.

      The Company believes that many energy investment firms have focused primarily on passive equity investments and balance sheet restructurings. Equipped with largely financial engineering skills, such firms have a limited universe of acquisition targets. The assets acquired therefore typically have capped cash flows whose primary value drivers are characterized by low rates of return and lower weighted average cost of capital.

      The Company differentiates itself from competitors through its dual focus on structuring asset acquisitions and post-acquisition asset management. To date, most energy investment platforms have primarily focused on acquiring regulated and contracted assets. The Company does not believe that investors in such firms will be able to extract sufficient returns by only employing leverage and exchanging cash flow risk for credit risk. To create long-term value, market-based assets require an experienced owner, operator and risk manager who is capable of executing and administering all of the necessary oversight and controls. The Company seeks to create long-term value by:

      o Acquiring undervalued, underperforming power, gas and related energy assets with the goal of achieving returns on invested capital in excess of 20% by optimizing operational performance of the assets acquired;

      o Making capital improvements to the assets to enhance their earnings potential;

      o Rebuilding and enhancing revenues of, and reducing costs of acquired assets;

      o     Pro-actively managing commodity risk to preserve capital; and

      o     Restructuring and optimizing the balance sheets of acquired assets.

      The Company believes that investing in energy sector assets requires more than financial sophistication. Rather, the Company believes that financial engineering skills coupled with operational expertise provide the optimal capabilities to manage the operating and financial risks of capital intensive assets. The Company is not aware of any other energy company of similar size that employs the asset and energy management strategy, possesses the same kind of strategic relationships or possesses the breadth and depth of experience to compete effectively with the Company. The Company has been developed with these advantages in mind.

      The Company has observed an increasing number of asset owners defaulting on their non-recourse debt service obligations and walking away from the distressed assets, leaving them to be enforced upon as collateral by their creditors. This process can result in a significant disruption at the plant level, resulting in the need for immediate management oversight, such as was the case with the Facilities. Furthermore, many current acquisitions are being made by entities that are not structured to self-operate and self-manage their assets to achieve optimal returns. In many such cases, third parties are hired to operate the plants, resulting in misaligned goals between owners and operators, without a proper level of oversight.

The Company intends perform the asset management function directly for its acquired assets. The Company will manage the physical, operational and financial risks associated with power assets, drawing in part on the expertise of its management. The Company will closely manage the profits and losses of each asset, directly negotiate all key operating contracts, and actively monitor all the vendors as well as plant supervisors and staff.

      Investment Philosophy

      The Company will seek to achieve superior returns by focusing on:

      o Integrated Operations and Risk Management - The Company will take a hands-on approach to asset management, always looking for opportunities to enhance operating revenues and reduce costs. The Company will also manage the price exposure of its asset mix, and execute appropriate hedging strategies to preserve capital.

      o Disciplined Investment Approach - The Company will focus on opportunities where it can add immediate value, and avoid large auction processes, so as to ensure a reasonable price range relative to expected cash flows. When bidding, the Company intends not to exceed disciplined valuation estimates in order to close a potential transaction.

      o Focus on Capital Preservation - An important goal of the Company's acquisition strategy will be to preserve capital. The Company does not intend to make speculative investments, but will rather focus on pursuing superior returns by investing in and properly managing the risks associated with its asset portfolio.

      o Proprietary Deal Flow - The Company will leverage the existing relationships of the Company's management with senior management of North American power companies, financial institutions and advisors to generate deal flow. Additionally, through the Company's prior participation in negotiated and private sales in the targeted sectors with such sources, the Company expects to be apprised of future acquisition opportunities on a real-time basis by various intermediaries, including investment banks, business brokers and professional consultants. The Company will also seek to utilize, wherever appropriate, the relationships, market access and expertise of the Company's management and board members to identify investment opportunities.

      o Wide Range of Potential Deals - The Company has developed formal relationships with knowledgeable industry players that the Company believes will expose it to a wide range of investment opportunities.


      o Maximizing Upside Potential - The Company intends to maximize upside potential through post-acquisition management, control and oversight by its' executives.

      Acquisition Considerations

      In general, the Company will address numerous pertinent issues with respect to each proposed investment, including:

      o     Regulatory climate;

      o     Environmental issues and concerns;

      o     Size;

      o     Competitive landscape;

      o     Capital structure;

      o     Management abilities and staffing levels;

      o     Financial controls and systems; and

      o     Return on investment.

      In the case of investments in projects, such as the contemplated expansion plans, the Company will also focus on numerous pertinent factors such as:

      o     Regulatory environment;

      o     Permitting issues and process;

      o     Site procurement;

      o     Feasibility studies (commercial, economic and technical);

      o     Contractual framework (terms and conditions);

      o     Risk management programs (including bonding, insurance and hedging);

      o Potential conflicts between project participants (dispute resolution process and procedures);

      o     Estimated time to commencement and completion of implementation;

      o Reputation, resources, experience and credit capacity of project participants;

      o     Offtake and supply arrangements; and

      o     Likely "ramp up" period.

      Diversification

      The Company will consider the effect of diversification when evaluating acquisition opportunities. Diversification may be achieved by means of fuel mix and resource requirements, geographic focus, industry, or risk profile of its investments. On a geographic basis, the Company will make investments predominantly in California, Texas, the Mid-Atlantic and in the Northeastern U.S.

      The Company believes its multi-regional focus to be critical. It intends to focus on markets, predominantly in California, Texas, the Mid-Atlantic and the Northeast U.S., where "gas is on the margin", meaning that gas-fired plants, which are typically the highest cost generators, set the wholesale market price for power and consequently increases in gas prices can be mostly passed on to the consumer. As noted above, the current investment opportunity was created by an overbuilding of predominantly gas-fired small power generating plants, which suffered greatly with the recent sharp increases in natural gas prices. Accordingly, gas-fired plants are available at fractions of their cost to build. However, despite the deeply discounted values, to be able to profit from such opportunities, the gas plants must be in a region where gas plants set the price for power in order to generate positive cash flows. Such regions also typically include pockets of "red zones" as described above which are already supply constrained, further pushing up prices in their region. The Company will also look at selective coal-fired plants in those regions. While not typically available at such deep discounts as gas-fired plants, coal plants, with much cheaper fuel earn substantially greater net margins from energy sales in these regions and tend to have a more stable revenue stream less susceptible to commodity price risk.

      Risk Management

      The Company believes that risk mitigation is a proactive function that preserves asset value if properly executed. The Company will establish policies, procedures and risk limits to balance the risk/reward relationship of physical and financial assets, and intends to take a disciplined approach to the execution of these policies to assist in achieving value preservation.

      The Company will start its risk management program with an evaluation of the existing contractual portfolio relating to an asset (fuel supply, transport, physical power sales and financial gas and/or power hedges). The Company intends to apply a proprietary and market-based modeling approach utilizing forward fuel and power prices and volatilities to produce scenario analyses for potential transactions and the then-existing portfolio.

      The Company intends to implement a suitable hedging program as an overlay to the contract portfolio. Power and fuel hedging transactions may include any combination of physical, financial forward, and derivative power sales and fuel purchases. Such hedging transactions may consist of static transactions intended to meet budgetary and/or risk mitigation objectives, or more dynamic strategies intended to realize both the intrinsic and extrinsic value of a power or gas asset. In all cases, the primary purpose of the trading operation is to manage the market risk associated with its anticipated physical assets. The Company does not intend to engage in any speculative trading.

                            Risk Management Overview
                               [GRAPHIC OMITTED]]

Existing Assets Owned

      Description of the Existing Facilities

      The Facilities consist of two power generation facilities located in Chula Vista and Escondido, California. Each Facility has a rated capacity of app. 44 MW and is considered a "peaking facility" in that it is called to run only during periods of peak power demand. Each Facility is equipped with two Pratt & Whitney FT4A-9 jet engines, and a spare Pratt & Whitney FT4A-9 jet engine (for a total of 5) is stored at a neighboring warehouse. The Facilities also include generators, transformers, other environmental and ancillary equipment, and spare parts.

      The Facility located in Escondido includes 1.6 acres of land on which the Facility resides. The Facility located in Chula Vista resides on 3.8 acres subject to a long-term land lease, which expires in 2007, but is renewable at the Company's option for up to three additional five year periods. The Company believes that the market value of the Escondido land and scrap value of the equipment acquired at both facilities exceeds their carrying value of $3.1 million, inclusive of capitalized acquisition costs.

      Business Opportunity for Facilities

      The Company's base business plan, upon re-commissioning the Facilities by May 2006, is to qualify the Facilities with the California Independent System Operator (CAISO) for spinning reserve services and to contract for installed capacity revenues either through the CAISO or directly with third parties. (see below - California Independent System Operator for a detailed description).

      The spinning reserve service requires that a facility be both on-line, providing power to the CAISO grid, and be available and on call to increase output in the event of an immediate (ten minute) demand for electricity, for which the CAISO will pay market based clearing prices to the facility regardless of whether the facility is called upon to provide the additional electricity. In the event the facility is called upon to provide electricity, the CAISO pays the market clearing price for this spin service, or the "capacity price" in addition to purchasing the actual electricity provided at the greater of cost or market price, referred to as the "energy price." The Company's revenue assumptions for this spin service are based on a two year history of daily market clearing prices per the CAISO.

      In addition to spinning reserves, there is a market for non-spinning reserves, which operates the same way, except that the generator is not yet running and synchronized to the grid, or not "spinning." Historically, spinning reserves have provided a substantial premium to non-spinning reserves. However, should this trend reverse, whether a long term or short term effect, the Company will have the option to provide this service in lieu of spinning reserves.

      An additional source of revenues available to the Company is installed capacity revenues, which are available to all generators in California. Effective June 1, 2006, the California Public Utilities Commission requires that each utility (or any other retail electricity providers) serving customers in the State reserve specific sources of power generation sufficient to cover 115% of its expected peak demand. This requirement is first satisfied by any specific contracts such utility may have already in place with generators either directly or through CAISO sponsored programs. For any remaining shortfall and in order to specifically meet this requirement, the utility must find additional generators, not already contracted for themselves, to enter into "Reliability Adequacy" ("RA") contracts. Such contracts simply link the generator to the retail provider on an exclusive basis strictly for purposes of meeting this requirement, and do not otherwise bind the generator to provide electricity or other services exclusively to the counterparty, or in any way inhibit the generator from earning other market based revenues. The Company is in discussions with several small retail service providers to provide such RA contracts for the period from June to December 2006. However, as the Company believes the pricing will improve, or other capacity contract options will be available to it prior to June 1, it has not bound itself to any party yet.

      The Company believes that the payments from spinning reserve and capacity services alone will provide the majority of revenues, and that it can operate profitably in the absence of any electricity sales. Accordingly, the Company expects to have minimal exposure to commodity price risk.

      That said, market electricity sales are expected during high price peak periods. The Company has obtained independently generated projections from Calpine Energy Services ("CES") for the expected net revenues from electricity sales over the next ten years given the specific operating characteristics of the Facilities. To be conservative, the Company believes that only a portion of such revenues will actually be realized. Furthermore, such sales may be offset in part by the loss of capacity payments for those periods should the Company decide to contract with a third party at a fixed price instead of taking market prices from the CAISO (such decision to be made on a daily basis with a view to maximizing revenues).

      As demand in the San Diego region is already straining existing supply, CES projects increasing revenues for the Facilities over the next 4-5 years. However, the increasing supply shortage and CAISO market improvements expected to take effect during 2006 and 2007 are expected to result in new construction of power generating assets. The new capacity will serve to reverse the trend of increasing prices and spark spreads, representing the gross margin of price per megawatt-hour of electricity over the cost of fuel required to generate it. This new capacity is not expected to have a material impact on market prices until 2010. Therefore, the Company forecasts a decline in revenues beyond 2010, and a re-powering of the Facilities required to maintain their competitive position.

      The Facilities have no direct employees and primary operations including Energy Management and Operations & Maintenance are fully contracted with third parties at competitive rates, and overseen closely by the Company. Upon expiration of their initial terms, Energy Management and Operations & Maintenance services will be put to bid among several firms with which the Company has strong relationships. The Company will actively manage the contractors and make all key operating and financial decisions.

      Expansion and Growth Opportunities

      The Chula Vista Facility was originally developed with a view towards supporting two distinct generating units, and presents an attractive expansion opportunity. The Company has obtained a preliminary quote to purchase two General Electric LM-6000 turbines at a discounted price, and for additional ancillary equipment and construction services to build out a second unit on site
- a combined investment of approximately $50-55 million. The LM-6000 units combined will generate greater capacity than the existing unit (96 MW), and operate much more efficiently. The LM-6000 unit will have a heat rate of approximately 9 MMBtu/MWh compared to 14.5 MMBtu/MWh for the existing Facility - in other words, it can produce electricity for approximately 60% of the cost of the existing unit. Based on this level of efficiency, the LM-6000 unit can be expected to sell energy profitably during virtually all "peak hours," greatly enhancing expected revenues.

      The LM-6000's will also qualify for capacity and for spinning reserve services (during off-peak hours) as well. While requiring substantial additional capital, the expansion can be expected to greatly enhance the Company's net revenues and cash flows. Furthermore, the Company believes it may be possible to include two such LM-6000 units on site without impacting the existing Facility, allowing it to run and generate revenues during the construction period.

      Upon successful completion of the initial LM-6000 expansion, the Company would then seek to scrap the original generating unit. It would next look to replace the Escondido unit with an additional LM-6000. The Company would seek to complete the expansion and upgrades one at a time, so as not to be overly disruptive to the Company's operations, and to revisit the market projections at each phase.

      California Independent System Operator (CAISO):

      Independent System Operators (ISOs) were created upon the deregulation of the utility industry to serve as regional non-profit organizations that ensure reliable transmission system operation and to operate the energy market to foster reasonable energy costs for electricity consumers in their region. For consumers, the ISO ensures that their electrical needs are met around-the-clock at a reasonable price. For energy companies, the ISO ensures equal access to transmission lines. The ISO never buys or sells electricity by itself but acts as an electronic auction house to match supply with demand. The California ISO (CAISO) serves the California market in which it currently operates and which will be a source of potential growth for the Company. Other ISOs perform a similar function in other regions targeted by the Company, and while each ISO has its own specific rules, the below description of the CAISO is generally representative of such other regional markets.

      Energy Market:

      The CAISO Energy Market operates much like a stock exchange, with market participants establishing a price for electricity by matching supply and demand. The Energy Market consists of Day-Ahead and Real-Time Markets. The Day-Ahead Market is a forward market in which hourly prices are calculated for the next operating day based on generation offers, demand bids and scheduled bilateral transactions.

      The Real-Time Market is a spot market in which current prices are calculated at five-minute intervals based on actual grid operating conditions.

      In both the Day-Ahead and Real-Time markets, CAISO runs the bids to arrive at a market clearing price by aggregating the lowest bids available until the required capacity is available. All successful bidders are then paid for their energy at this market clearing price upon delivery of the power at the times specified. The market clearing price is subject to a $400/MWh cap imposed by the California Public Utilities Commission.

                             Market Clearing Price
                                [GRAPHIC OMITTED]

      On a long-term basis, the CAISO has indicated its intent to adopt a nodal pricing model similar to that of PJM Interconnect (the ISO for the mid-Atlantic region). In such a model, the market clearing prices for the larger region (Southern California excluding Los Angeles, or "SP-15" as known to CAISO, in our case) are adjusted up or down on a micro-regional basis based on the supply/demand and transmission constraints applicable to the particular sub-region. Independent research obtained by the Company predicts the San Diego region to remain capacity constrained relative to other SP-15 regions over the next ten years such that the locational pricing is expected to be accretive once enacted.

      Ancillary Services Market:

      Ancillary services are the provision of reserve energy generation capacity that is available to be dispatched when the unexpected happens, such as a power plant failure or a sharp rise in demand for power. This capacity can be bought, sold and dispatched within seconds, minutes or hours. The primary ancillary services are procured by the CAISO daily in day-ahead and hour-ahead forward markets or auctions.

      The three primary ancillary services are:

      o Spinning Reserves: Generation that is already on-line, or "spinning," with additional capacity that is capable of ramping over a specified range within 10 minutes and running for at least two hours.

      o Non-spinning Reserves: Generation that is available but not on-line, that is capable of being synchronized and ramping to a specified level within 10 minutes, and then capable of producing dispatched energy for at least two hours.

      o Regulation: Generation that is already up and running (synchronized with the power grid) and that can be increased or decreased instantly to keep energy supply and energy use in balance.

      Regulatory Environment

      In addition to the regional ISO's, power generators, as well as utilities and the ISO's themselves, are subject to regulation by the Federal Energy Regulatory Commission (FERC). The FERC must approve all changes of ownership of power generating facilities, as well as such facilities' ability to sell power in the wholesale markets, in order to protect against any one company obtaining "market power" within a particular geographic region such that they can unilaterally manipulate electricity prices in that region. While subject to such provisions, the Company expects such approvals to be a formality for the foreseeable future given its current size.

      In addition, power generators are subject to the Clean Air Act and other environmental regulations. Under the clean air act, local Air Pollution Control Boards, have the mandate to set emission limits on power generators and other industrials that generate air emissions, including primarily sulfur dioxide, nitrous oxide, and carbon dioxide. Air permits are generally transferable with a change of ownership of a particular facility, however, are otherwise difficult to obtain and are strictly enforced. The Facilities, and other potential targets, are also subject to regulations on the use of hazardous materials, waste water emissions, and ground contamination. All such licenses and permits required to operate the Facilities have been successfully obtained or transferred to the Company.

Employees

      On the Closing Date, the two officers of High Tide on the Closing Date resigned, and the three principal officers were appointed by the Board. The three new principal officers of the Company entered into employment agreements with the Company for a period of three to five years. The employment agreements are discussed on page 33 under "Executive Compensation." As of May 15, 2006, there were no other employees. Immediately following the Closing Date, the Company expects to hire two additional full-time employees for a total of five. We expect that none of the employees will be represented by a labor union.

Legal Proceedings

      From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

Available Information

      We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC's Internet site (http://www.sec.gov).

                                  RISK FACTORS

      An investment in shares of Common Stock is highly speculative and involves a high degree of risk. Only those investors who can bear the risk of loss of their entire investment should participate. In addition to the other information in this Memorandum, prospective investors should carefully consider the following risk factors in evaluating an investment in the Company, although these are not the only risk factors faced by the Company.

Risks Related to the Company

      The Company has a limited operating history.

      The Company was recently formed to acquire certain power generation electricity facilities, which remain in the recommissioning stage. The Company has a very limited operating history and, to date, has not earned any revenues. Accordingly, it may be difficult for you to make an evaluation of our business prospects.

      The Company's business is dependent on the implementation of our business plan, including the future expansion of the power generation electricity facilities and our ability to make future investments. There can be no assurance that our efforts will ultimately be successful or result in revenues or profits. There is no assurance that investors will not lose their entire investment.

      The Company may be unable to generate sufficient operating cash flow.

      The Company may not be able to reach long-term purchase agreements for our generating capabilities. In the absence of appropriate purchase agreements from creditworthy parties, the Company's economic model can be significantly impaired by lower than anticipated demand and/or price for its output. This risk is particularly acute in the early years of the Company's operating life when debt service obligations may be high. The Company's failure to generate sufficient operating cash flow may lead to financial default, which could result in the failure of its business. There can be no assurance that the Company will be able to enter into long-term purchase agreements or that any such purchase agreements will adequately mitigate such risks. The economics of our existing power generation electricity facilities and future projects may also be adversely affected by higher than anticipated operating costs.

      The Company is subject to significant commodity pricing risk.

      The Company is subject to risks associated with the wholesale power business including the price and supply of fuel, competition from new sources of generation, excess generation capacity and demand for power, all of which impact the price for power. There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of the Company. It's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair its future financial results. In keeping with industry trends, the Company's power generation facilities may operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities may be sold on the spot market or on a short-term contractual basis, which may affect the volatility of the Company's financial results.

      The Company may enter into financial contracts that are subject to substantial credit risk.

      The Company may enter into financial contracts with third parties in connection with contingent risk transfers or hedging arrangements to mitigate its commodity price risk. There is no minimum credit standard required for the Company's investment in any such security or any other financial instrument or the counterparty's credit standing, in the case of financial contracts, and many, if not all, of the financial contracts with third parties are expected to be illiquid or non-transferable and non-investment grade or non-rated.

      Furthermore, such financial contracts will require that we and/or our subsidiaries meet certain credit requirements. There can be no assurances that the Company will be able to meet such credit requirements for all such hedging strategies it wishes to employ.

      The Company may be unable to adequately maintain its operating facilities.

      The Company's financial performance is subject to numerous technical and operational risks, including the risk of mechanical breakdown, spare parts shortages, availability of transmission lines or pipelines, failure of equipment to perform according to design specifications and other unanticipated events which adversely affect operations. While the Company will seek to outsource its day to day operations to creditworthy and appropriately bonded and insured third parties (e.g. contractors and suppliers) who will bear some of such risk, there can be no assurance that any or all such risk can be mitigated or that such parties, if present, will perform their obligations. In addition, the Company's business may depend upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, the Company's ability to sell and deliver its wholesale power may be limited.

      Furthermore, the Company's financial performance in the near term is heavily dependent on the successful and timely completion of the repair and re-commissioning process at the Facilities. While the Company is near completion of this process, it has not yet test fired the Facilities, and there can be no assurance that the Facilities will operate as and when expected.

      The Company may be unable to obtain additional capital in the future.

      The Company will need additional capital in the future to execute its business plan, which capital may not be available on reasonable terms or at all. The Company will need to raise additional funds through debt or equity financings in order to meet our various growth objectives including but not limited to:

      o     acquisitions of new assets;
      o making capital improvements to the Company's power generating facilities, including the LM 6000 expansion;
      o     making unexpected major repairs or overhauls;
      o complying with regulatory requirements such as licensing and registration; or
      o     maintaining compliance with applicable laws.

      Any such additional capital requirements may result in the need for additional equity financing that may be dilutive.

      The Company has significant debt obligations.

      The Company has obtained debt financing of $3,000,000, with an undrawn $500,000 line of credit, from a commercial lender. As a result, the Company has a moderate degree of leverage, and the lender has a secured interest in all of our assets, including the Facilities. Furthermore, the Company intends to utilize leverage and incur additional debt in order to achieve its growth strategy.

      Leverage has the effect of potentially increasing our losses. If the Company's income and appreciation are less than the required interest and principal payments on the borrowings, The Company's value, and thus the value of its net assets, may decrease or, in extreme cases, the lender could obtain the equity and the Company could suffer a total loss. Moreover, any material increase in interest rates and/or risk margins could have a detrimental effect on our earnings, to the extent not adequately hedged. Accordingly, any events which adversely affects our value may be magnified to the extent we are leveraged.

      The Company's facilities secure the existing bank financing, and future assets acquired will likely secure any new debt obligations and could be foreclosed upon under certain circumstances, including due to any unremedied default pursuant to the loan documentation.

      High Tide may have liabilities arising from its prior business.

      Simultaneous with the closing of this Offering, High Tide will acquire the business of the Company pursuant to the Merger and, with the proceeds of this Offering, will continue the existing business operations of MMC America as a publicly-traded company. Although MMC North America will conduct due diligence of High Tide, there is a risk that the Company could be liable for liabilities arising from the prior business of High Tide.

      The Company target investments in high-risk projects.

      The Company is targeting power assets that are undergoing construction, operational, financial or other difficulties, including projects that are in default under their financing documentation or other agreements. While such power assets may present opportunities for high returns (and may be purchased at a substantial discount), there is no assurance that such assets will result in such returns. Investments in troubled assets generally will require more extensive time commitments on the part of our management and carry a greater risk that the relevant asset may fail.

      The Company may be unable to find and consummate suitable investments, which would adversely affect our growth prospects.

      The Company's growth prospects depend largely on the ability of its management to source, screen, select and make investments that it believes meet our investment strategy, guidelines and policies. The availability of such opportunities will depend upon (among other things) financial, market, business and economic conditions and governmental policies.

      Although the Company believes that suitable opportunities consistent with its investment objectives currently exist, there can be no assurance that it will be able to identify and consummate a sufficient number of opportunities to achieve its growth objectives, or to diversify the investments, even to the limited extent described herein. Further, none of the Company's deal sources have any affirmative obligation to seek, or present to us, opportunities for investments.

      The demand for electricity follows seasonal weather patterns and is dependent on weather conditions.

      The demand for electricity follows broad seasonal demand patterns, with peak demand in summer months to run residential and commercial air conditioning units. Accordingly, prices for electricity, as well as the related ancillary services, are highest during the summer months. Since our existing facilities in California are "peakers" as described below, they are typically called to run only during peak seasonal periods. Accordingly, the seasonality of the Company's revenues will be further accentuated, particularly in the near term since the Facilities currently are the Company's only power-generating assets. Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the cost of production of electricity at competing companies that use wind and hydro-power technologies.

      In addition, severe weather can be destructive, causing outages and/or property damage, which could require that additional costs be incurred. Furthermore, the Facilities, and possibly additional assets acquired in the future, are subject to the risk of earthquakes in the State of California. The Company believes it has adequate insurance coverage to mitigate this risk.

      The Company faces intense competition from entities with greater financial resources that it has.

      The Company may be competing for investments against other groups, including other independent power producers, private equity investment and hedge funds, large and well-capitalized industrial groups, project developers and operators, contractors, equipment suppliers, commercial, investment and merchant banks, and insurance and reinsurance companies, some of which will have greater resources than the Company. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available and adversely affecting the terms upon which investments can be made.

      Furthermore, such other groups could finance new projects that compete in the local markets in which the Company's facilities or planned projects operate. Such new projects could compete in the wholesale market with and impact the long term profitability of the Company's assets.

      The Company may incur significant fees in connection with transactions that are not consummated.

      In many instances, the Company will engage outside consultants and advisers, including legal, financial and technical advisers, to assist us in connection with making, operating or disposing of its investments. The costs of providing these services are expected to be material. There can be no assurance that the Company will close all transactions on which material costs are incurred. All such costs for deals not consummated will be expensed. These amounts may be significant and could have an adverse impact on the Company's financial results from operations.

      The Company's ability to take certain actions may be restricted by the terms of our indebtedness.

      The covenants in the Company's debt documents may adversely affect its ability to finance future operations or capital needs or to engage in other business activities. These covenants limit or restrict the Company's ability and the ability of its subsidiaries, under certain circumstances, to:

      o     incur additional debt;

      o     pay dividends and make distributions;

      o repurchase our common stock or subordinated indebtedness prior to maturity;

      o     make certain investments;

      o     create liens on our assets;

      o     transfer or sell assets;

      o     enter into transactions with affiliates;

      o     issue or sell stock of subsidiaries; or

      o     merge or consolidate.

      The Company is subject to strict environmental rules and regulations which are costly to comply with and subject to change.

      The Company's revenues depend predominantly on the California Independent System Operators, or CAISO requirements for electricity to meet demand, and its rules and regulations for providing such electricity. A part of its revenue depends on successfully bidding to provide reserve generation capability and the other part depends on negotiating to provide other ancillary services demanded by CAISO. Accordingly, CAISO's forecasts on required energy needs in California power market can significantly impact the Company's earnings potential. The Company's business could be materially and adversely affected as a result of any changes the CAISO's market rules and regulations that impose more comprehensive or stringent requirements on its power generating facilities. There can be no assurances that the Company's facilities will meet such future requirements.

      In addition, the Company may acquire power generating assets in regions controlled by Independent System Operators, or ISOs other than CAISO. Such ISOs, while having a similar mandate, each have their own specific rules to follow. There can be no assurances that the Company can meet such additional rules.

      Failure to comply with any environmental, permitting and regulatory laws enforced by local, state and federal agencies covering territories in which we may invest in the future, could have adverse effects on us, including imposition of cleanup liens and fines and expenditures to bring our facilities into compliance.

      Although contamination from petroleum products does not subject parties to liability under the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, if certain substances that are regulated under CERCLA were discovered in the soil or groundwater of the Company's facilities' sites, we could be responsible for the investigation and removal of such substances. Although the Company did not assume liability under the lease for conditions existing on the Chula Vista Facility site prior to the term of the lease, there can be no assurance that responsibility for costs of the investigation or removal of certain substances would not be imputed to the Company under CERCLA.

      The Company's failure to obtain permits necessary to operate our facilities could have a material adverse effect on its operations and revenues.

      The Company is responsible for obtaining various permits and other regulatory approvals required for the operation of its power generating facilities. The Company has obtained all material permits and other regulatory approvals currently required to operate the facilities. The renewal, extension or obtaining of permits and approvals for the facilities, included those required to expand the facilities as currently contemplated, are and may be subject to contest or appeal under federal or state law and failure to comply with such permits and approvals, or delay in obtaining or maintaining in full force and affect any such permits and approvals, could prevent the operation of the facilities, sales of power, or deliveries of fuel to the facilities or could result in fines or other additional costs. There can be no assurance that, if any such failure, contest or appeal occurs and the contest or appeal is finally determined adversely to the Company, such determination would not materially and adversely affect its financial results.

      The Company will be subject to the statutory and regulatory requirements applicable to it and the assets that it owns or operates. These requirements will include those imposed by zoning, environmental, safety, labor and other regulatory or political authorities. Failure to obtain or a delay in the receipt of relevant governmental permits or approvals, including (where applicable) appropriate enabling legislation, could hinder the Company's operations and cause it to incur fines or additional costs. Permits and approvals may be costly and/or time-consuming to obtain. Moreover, the adoption of new laws or regulations, or changes in the interpretation of existing laws or regulations or changes in the persons charged with political oversight, could have a material adverse effect upon us.

      The Company may be unable to attract and retain key personnel.

      The Company's success will depend in large part on the performance of the managers, officers and other personnel of its subsidiary, MMC Management, LLC, and the ability of MMC Management to retain individuals with the relevant expertise to successfully manage the Company. The loss of any key personnel or the material diversion of the time commitment of such personnel to matters other than those relating to the Company could have a material adverse effect on our performance.

      The Company is highly dependent on third-parties to operate its facilities and its business.

      The Company is dependent upon third parties to, among other things: (a) provide energy management services; (b) provide operations and maintenance support; and (c) provide the fuel and other goods and services necessary for the Facilities to generate electrical energy. The Company depends upon third parties to provide energy management services, operations and maintenance support and to transport natural gas. Any material breach to the contracts by any of the above third parties could adversely affect The Company's ability to profitably operate its power generating facilities. The third parties also have the right to terminate or withhold payments or performance upon occurrence of certain events specified in mutually agreed upon contracts. In addition, bankruptcy or insolvency of third parties could also result in nonperformance or nonpayment of such party's obligations to us and could adversely affect the Company's operations and revenues.

      The Company cannot guarantee an adequate supply of natural gas to operate its facilities.

      The Company's facilities are dependent upon natural gas for their fuel supply, and a substantial portion of our operating expenses will consist of the costs of obtaining natural gas. The Company has in place a non-binding letter of intent for the supply and transportation of gas to satisfy all of the Facilities' expected gas needs, subject to final documentation. A failure to execute a final binding agreement with the gas supplier, or nonperformance of gas suppliers, gas transporters or pipeline interruptions could result in reduced operating levels, increased costs or, possibly, a complete shutdown of the Company's facilities.

      Future power plants acquired will be subject to similar risks for fuels supply, whether gas, coal or other fuel.

      We may invest in new development or material expansion projects.

      Investing in projects of the type contemplated by our investment strategy, such as the Chula Vista expansion entails the assumption of numerous project risks usually without recourse to the general credit of a project sponsor, including (without limitation) construction, environmental, regulatory, permitting, commissioning, start-up, operating, economic, commercial, political and financial risks. A portion of the investments that we make may be in projects, involving risks of failure to obtain or substantial delay in obtaining: (i) needed regulatory, environmental or other approvals or permits;
(ii) financing; and (iii) suitable construction, equipment supply, operating and offtake contracts. Further, there is no assurance that the projects in which we invest at any stage will operate profitably and/or will generate cash flow sufficient to service their debt or provide a return on or recovery of amounts invested therein. Many of these risks are also prevalent in operating company investments insofar as an operating company's performance may be dependent on the performance of one or more specified projects or specified industry sectors and the following discussion is applicable to operating companies to such extent.

Risks Related to Our Common Stock

      The Company has broad discretion over the use of a significant portion of the net proceeds of this Offering. The Company's management will determine, with its Board of Directors, but without the need for stockholder approval, how to allocate a significant portion of these proceeds. If it does not wisely allocate the proceeds, its business plan could be seriously impacted.

      The Company has broad discretion to allocate a significant portion of the net proceeds of this Offering, subject to certain limitations imposed by the parties arranging this Offering. The timing and amount of the Company's actual expenditures are subject to change and will be based on many factors, including:

      o     competition, market and other developments;
      o     the ability of the Company to attract and retain quality employees;
      o the ability of the Company to implement its sales, marketing, product development, manufacturing and investor/public relations plans; and
      o the on-going accounting, legal and other costs of being a publicly-traded company.

      There is no active public market for the Company's Common Stock, and prospective investors may not be able to resell their shares at or above the offering price, if at all.

      Although the Company's Common Stock is currently quoted for trading on the NASD's OTC Bulletin Board, there currently is no active public market for the Common Stock. An active public market for the Common Stock may not develop or be sustained after the Merger. The offering price of this Offering is not indicative of future market prices.

      Investors purchasing shares of Common Stock in this Offering will pay a price that was not established in a competitive market. The public market may not agree with or accept this valuation, in which case investors may not be able to sell their Common Stock at or above the offering price, if at all. The market price of the Common Stock may fluctuate significantly in response to factors, some of which are beyond the Company's control, including the following:

      o     Actual or anticipated variations in operating results;

      o The limited number of holders of the Common Stock, and the limited liquidity available through the OTC Bulletin Board;

      o     Changes in financial estimates by securities analysts;

      o Changes in the economic performance and/or market valuations of other energy companies;

      o The Company's announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

      o     Additions or departures of key personnel; and

      o     Sales or other transactions involving the Company's capital stock.

      Because the Company is becoming public by means of a reverse merger with an existing company, it may not be able to attract the attention of major brokerage firms and, as a public company, will incur substantial expenses.

      Additional risks may exist since the Company will become public through a "reverse merger." Security analysts of major brokerage firms may not provide coverage of the Company. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

      As a result of the Merger, the Company will become a wholly-owned subsidiary of the Company, which is a publicly-traded company, and, accordingly, subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit and public reporting of the Company's financial results, business activities and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal and other costs related to becoming and remaining an SEC reporting company. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders will cause the Company's expenses to be higher than they would be if it remained privately-held and did not enter into the Merger. In addition, the Company will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the shares issued in this Offering. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Failure by the Company to comply with the federal securities laws could result in private or governmental legal action against the Company and/or its officers and directors, which could have a detrimental effect on the business and finances of the Company, the value of the Company's stock and the ability of stockholders to resell their stock.

      The Common Stock may be considered "a penny stock" and may be difficult to sell.

      The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Initially, the market price of the Common Stock is likely to be less than $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect the ability of investors to sell their shares. In addition, since the Common Stock is currently traded on the NASD's OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

      A significant number of the Company's shares will be eligible for sale, and their sale could depress the market price of the Company's stock.

      Sales of a significant number of shares of the Common Stock in the public market following this Offering could harm the market price of the Common Stock. As additional shares of the Common Stock become available for resale in the public market pursuant to the registration of the Common Stock issued in this Offering, and otherwise, the supply of the Common Stock will increase, which could decrease its price. Some or all of the shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of Common Stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market Common Stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

      The securities sold in this Offering will be "restricted" securities that have not been registered under federal or state securities laws and will not be freely transferable. Purchasers of these securities must be prepared to bear the economic risks of investment for an indefinite period of time since the securities cannot be sold unless they are subsequently registered or an exemption from registration is available. The Company will sign a Subscription Agreement with each subscriber for Common Stock pursuant to which it will grant certain registration rights under the Securities Act with respect to the Common Stock. See "The Offering."

      The Company's principal stockholders will have significant voting power and may take actions that may not be in the best interests of other stockholders.

      After this Offering, the Company's officers, directors, principal stockholders and their affiliates will control a significant percentage of the outstanding Common Stock. If these stockholders act together, they will be able to exert significant control over the Company's management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Common Stock. This concentration of ownership may not be in the best interests of all the Company' stockholders.

      The Company may need additional funding and such funding may not be available. If such funding is available, it may not be offered to the Company on satisfactory terms.

      The Company cannot assure investors that additional financing will not be needed beyond its current and projected needs or will be available when required and, if available, that it will be on terms satisfactory to the Company. Future financings may be dilutive to existing Company stockholders. If the Company is unable to generate sufficient cash flow and is otherwise unable to obtain funds necessary to meet its projected funding requirements, this would have a material adverse effect on the business, financial results and results of operations of the Company.

      Investors should not anticipate receiving cash dividends on the Company's stock.

      The Company has never declared or paid any cash dividends or distributions on its capital stock. The Company currently intends to retain its future earnings to support operations and to finance expansion and therefore does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

      Our Management Team Does Not Have Extensive Experience in Public Company Matters.

      Our management team has had limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

      We May Not Be Able To Effectively Manage Our Growth.

      Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

      o     meet our capital needs;

      o     expand our systems effectively or efficiently or in a timely manner;

      o     allocate our human resources optimally;

      o     identify and hire qualified employees or retain valued employees; or

      o incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

      If we are unable to manage our growth and our operations, our financial results could be adversely affected.

                        2. MANAGEMENT'S PLAN OF OPERATION

      The Company is an energy management company formed in February 2005 to acquire and actively manage deep value assets in the U.S. power generation industry. Following the Merger, the Company will continue to run its business operations substantially the same as the business operations of MMC North America were run prior to the Merger.

      The U.S. power generation sector is fragmented and has recently suffered a cyclical downturn in most regions, which presents many deep discount acquisition opportunities. An oversupply of electric generation capacity exists in many regions of the U.S., which is the result of significant investments in new power generation over the past decade. As a result, power prices have declined in many of these overbuilt regions, reducing the value of generation assets. Also, the increased volatility in fuel prices has had an adverse effect on the few asset owners that can still trade electricity. The owners and financiers of these assets, who originally relied on flawed fundamentals and unrealistic expectations, have experienced considerable financial distress, often leading to bankruptcy, debt restructuring, asset repossession by lenders, or asset sales. The Company expects that these companies will continue to divest assets at discounted prices to obtain liquidity and retire project debt, leading to a substantial number of high-quality, yet financially distressed assets that are available for sale.

      The Company strives to create long-term value from deep discount acquisitions through a dual focus on financial structuring and post-acquisition asset management. It's target market consists of small to medium-sized power generating facilities, located in California, Texas, the Mid-Atlantic and the Northeastern U.S., where many "red zones" (high electricity demand relative to limited available capacity) are present. These power facilities, as opposed to "contracted" facilities, compete in the highly volatile unregulated wholesale markets for power and lack the stability of long term contracts at fixed prices for both revenues and fuel costs (typically gas or coal). Their assets require an experienced owner, operator and risk manager who is capable of executing and administering all of the necessary oversight and controls. On the cost side, such assets are often burdened with the typical high cost structure of regulated plants, which include high labor costs, outdated utility supply agreements, and out-of-the-money tax treatments. The Company believes it will realize a significant amount of value through restructuring the plant's operations and maintenance, repair and overhaul contracts, supply and off-take agreements, and re-aligning the plant's cost structure to its new market-based environment.

      The Company believes that it can compete effectively for deals in its niche market. It believes that most large energy investment firms focus primarily on acquiring larger regulated and contracted assets. Equipped primarily with financial engineering skills as opposed to asset operating experience such as that enjoyed by the Company, such firms have a limited universe of acquisition targets and greater competition for them. The assets acquired, therefore, typically have capped cash flows whose primary value drivers are characterized by low rates of return and lower weighted average cost of capital. The Company does not believe that such firms will be able to extract sufficient returns on investment by only employing leverage and exchanging cash flow risk for credit risk. Competitors for small power generating facility assets, such as the Facilities and future Company targets, are typically more lacking in management depth and access to capital and deal flow.

      The Company has launched its strategy with its acquisition (the "Acquisition") of two such deep discount generating facilities in the San Diego, California region in January, 2006. It is leveraging the acquisition to enter the California wholesale power and electricity market, and in particular, the San Diego region, which is currently a "red zone." The Company acquired the formerly idle Facilities for what it believes to be a deeply discounted value and believes the Facilities are likely to appreciate substantially in value following their repair and re-commissioning. The Company expects the Facilities to be fully re-commissioned and earning revenues by May 15, 2006.

      The Company expects further value to be added through expanding the Facilities. The Chula Vista Facility, one Facility acquired, was originally developed with a view towards supporting two distinct generating units, and presents an attractive expansion opportunity. The Company has obtained a preliminary quote to purchase two General Electric LM-6000 turbines at a discounted price, and for additional ancillary equipment and construction services to build out a second unit on site - a combined investment of approximately $50 to 55 million. The combined LM-6000 unit would represent over twice the capacity of the existing unit (96 MW), and operate much more efficiently. Accordingly, the LM-6000 unit can be expected to sell energy profitably during virtually all "peak hours," greatly enhancing expected revenues and profitability from the Facility. Further growth from the Facilities may come from replacing the existing units with additional LM-6000 units.

      The Company believes additional deal flow will be derived from mergers of large utilities that will require divestitures in regions where the combined entity would otherwise exert excessive market power. Additionally, many assets are held by purely financial investors where long-term fixed contracts for revenues, fuel supply and operations, shield them from operation risk. As those profitable contracts expire, such financial owners generally will seek to immediately liquidate their investment. The Company's strategy is to acquire such assets that are often available at a deep discount and create long-term value by restructuring, refinancing, managing and operating those assets.

      The Company believes its access to deal flow, primarily from proprietary sources, provides an additional advantage. It continues to screen deal opportunities received through such sources, and hopes to close on at least one additional acquisition during 2006. The Company has recently commenced exclusive due diligence on one such opportunity which it hopes to close by July 2006.

      The Company believes the $10,000,000 received from this Offering will be sufficient to satisfy its cash requirements under current operation conditions for at least three years. However, such proceeds may also be used to acquire additional assets consistent with its growth strategy. Such acquisitions could result in the Company requiring additional funding in a significantly shorter period should such assets not be immediately cash flow generating. Additionally, the Company's growth plan, including the Chula Vista expansion, will require substantially more capital. The Company expects to raise substantially more debt and equity capital within the next twelve months to finance this targeted growth. The extent and timing of the capital requirements will be contingent on the specific acquisition targets the Company is able to source.

Off-Balance Sheet Arrangements

      The Company has no off-balance sheet arrangements.

                           3. DESCRIPTION OF PROPERTY

      The Company's strategy is to acquire assets that are often available at a deep discount and create long-term value by restructuring, refinancing, managing and operating those assets. It has launched this strategy with the acquisition of two such deep discount generating facilities in the San Diego, California region in January, 2006. The Facilities consist of two power generation facilities located in Chula Vista and Escondido, California. Each Facility has a rated capacity of approximately 44 MW and is considered a "peaking facility" in that it is called to run only during periods of peak power demand. Each Facility is equipped with two Pratt & Whitney FT4A-9 jet engines, and a spare Pratt & Whitney FT4A-9 jet engine (for a total of 5) is stored at a neighboring warehouse. The Facilities also include generators, transformers, other environmental and ancillary equipment, and spare parts.

      The Facility located in Escondido includes 1.6 acres of land on which the Facility resides. The Facility located in Chula Vista resides on 3.8 acres subject to a long-term land lease, which expires in 2007, but is renewable at the Company's option for up to three additional five year periods. The Company believes that the market value of the Escondido land and scrap value of the equipment acquired at both facilities exceeds their carrying value of $3.1 million, inclusive of capitalized acquisition costs.

      The Company's principal executive offices are located at 26 Broadway, Suite 907, New York, New York, 10004 and our phone number is 212-977-0900. The offices, consisting of 1320 square feet of space, are suitable to accommodate the Company's space requirements for the next twelve months. The lease expires March 1, 2007 and requires total monthly rent of $3,217.

        4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of May 15, 2006, after the consummation of the Merger and the sale of 10,000,000 shares in the Offering, by
(1) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the Common Stock; (2) each of our directors and executive officers; and (3) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person's address is 26 Broadway, Suite 907, New York, NY 10004. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days following May 15, 2006 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

                                                    Shares Beneficially Owned
                                                  ------------------------------
                                                    Number of
                                                     Shares         Percentage
                                                   Beneficially  of Common Stock
Name and Address of Beneficial Owner                 Owned         Outstanding
                                                  -------------  ---------------
Karl W. Miller                                      4,619,559        10.13 %
Martin Quinn                                        4,097,088         8.98 %
Denis Gagnon                                        1,692,352         3.71 %
Directors and Executive Officers as a Group        10,408,999        22.82 %

                       5. DIRECTORS AND EXECUTIVE OFFICERS

      The following persons are the executive officers and directors of the Company following the Merger and hold the offices set forth opposite their names.

     Name                            Age    Position
     ----                            ---    --------
     Karl W. Miller                   40    Chief Executive Officer
                                            Chairman of the Board of Directors

     Martin Quinn                     55    President & Chief Operating Officer
                                            Director

     Denis Gagnon                     34    Chief Financial Officer
                                            Director

Executive Officers

Karl W. Miller, CEO

      Mr. Miller has served as Chief Executive Officer of MMC North America since August 2002. From October 2001 to January 2002, Mr. Miller served as a Senior Advisor, Europe, to Statkraft SF (Statkraft Energy Europe) an owner and manager of energy assets in Scandinavia. From January 2001 to October 2001, Mr. Miller was Senior Vice President, Head of Marketing, Business Development and Structured Transactions in North America for PG&E Corporation. Prior to that time, Mr. Miller held various positions in energy producing and energy management companies and worked as an investment banker and financial analyst, focusing on the energy sector. Mr. Miller is also a Director of Newmarket Power Company, LLC. Mr. Miller holds an MBA from the Kenan-Flagler Business School at the University of North Carolina. He also holds a B.A. in Accounting from Catholic University located in Washington DC.

Martin Quinn, President & COO

      Mr. Quinn has served as Chief Operating Officer of MMC North America since March 2005. Prior to that time, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Ridgewood Power, an independent power company with over 80 plants in the US, Europe and the Middle East. At Ridgewood Power he managed all financial and operational aspects of the company. Prior to that, Mr. Quinn was the officer in-charge of the M&A function at Brown-Forman Corporation and NERCO, Inc., both Fortune 300 companies, and he has been Chief Financial Officer of NORSTAR Energy and Controller of NERCO Inc., both energy companies. Mr. Quinn received his Bachelor of Science degree in Accounting and Finance from the University of Scranton, and is a Certified Public Accountant.

Denis Gagnon, CFO

      Mr. Gagnon has served as Chief Financial Officer of MMC North America since February 2005. Prior to that time, Mr. Gagnon served as Vice President at Deutsche Bank - Corporate Investments since June 2000 covering its venture capital, Latin America and Asia/Pacific private equity portfolios. Prior to that, Mr. Gagnon was an Associate at Gefinor (USA) Inc., manager of the Kaizen Breakthrough Partnership, L.P. ("KBP"), an LBO fund targeting control investments in underperforming, middle-market companies. Mr. Gagnon also served as Acting CFO for the Alexander Doll Company and Fournier Furniture, Inc., both portfolio companies of KBP. Mr. Gagnon is also a Director of Excel Dryer Corp. Mr. Gagnon holds an MBA from Columbia Business School and B.A. in Accounting from Babson College, and was a Certified Public Accountant in Massachusetts.

      To the best of the Company's knowledge, none of Messrs. Miller, Quinn and Gagnon have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Changes to the Board of Directors

      On the Closing Date, Brent Peters and Douglas Smith, constituting all of the directors of High Tide prior to the Merger, appointed Karl W. Miller and Denis Gagnon to fill two of the vacancies on the Board. Also on the Closing Date, Messrs. Peters and Smith resigned from the Board, effective May 26, 2006. On May 26, 2006, Messrs. Miller and Gagnon are expected to appoint Martin Quinn to fill one of the vacancies on the Board following the resignation of Messrs. Peters and Smith. The remaining vacancies will be filled upon the identification of suitable candidates.

Board Committees

      The Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2001 and the national securities exchanges. Therefore, we expect that a majority of our directors will eventually be independent directors and at least one director will qualify as an "audit committee financial expert." Additionally, the Board is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an "audit committee financial expert" since we currently do not have an audit committee in place.

Code of Ethics

      The Company has not yet formally adopted a written code of ethics that applies to the Company's principal executive officer, principal financial officer or controller, or persons performing similar functions. Based on the Company's small size, early development stage and limited financial and human resources, High Tide did not adopt a written code of ethics prior to the Merger. We intend to formalize and adopt a written code of ethics as soon as practicable following the Closing Date.

                            6. EXECUTIVE COMPENSATION

Executive Compensation

      The Company was not formed until February 2005 and its business activities did not begin until January 9, 2006. Accordingly, no compensation was paid to its executive officers during the fiscal year ended December 31, 2005, or any previous fiscal year. Also, no options or freestanding stock appreciation rights were granted to its executive officers during the fiscal year ended December 31, 2005, or any previous fiscal year.

Compensation of Directors

      There are currently no compensation arrangements in place for non-executive members of the Board. These will be determined once the Company's Board is finalized and the compensation committee is formed. The compensation arrangements for Messrs. Miller, Quinn and Gagnon are described below.

Employment Agreements

      Upon the closing of the Merger, Messrs. Miller, Quinn and Gagnon entered into employment agreements with the Company pursuant to which they shall hold the positions of Chairman and Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer, respectively. These Employment Agreements have been attached as Exhibits 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

      Mr. Miller's employment agreement is for a five year term, providing for an annual base salary of $225,000 and an annual bonus subject to the Company achieving its target performance levels as approved by the Compensation Committee of the Board. Mr. Miller also is entitled to receive an option grant of 500,000 shares from the Company's Plan, 33.33% of which option shall be exercisable on May 15, 2007, 33.33% of which option shall become exercisable on May 15, 2008, and the remaining 33.34% of which shall become exercisable on May 15, 2009. Under the agreement, Mr. Miller will be subject to traditional non-competition and employee non-solicitation restrictions while he is employed by the Company and for one year thereafter. Mr. Miller and his dependants will be entitled to participate in the Company's benefit plans at the Company's expense and the Company shall provide long-term disability insurance to Mr. Miller for coverage up to 60% of this then-current base salary, subject to a premium cap of $15,000. Subject to certain notice requirements, either of Mr. Miller or the Company will be entitled to terminate the employment agreement at any time. If the Company terminates the employment agreement without Cause (as defined in the agreement) or Mr. Miller terminates the employment agreement for Good Reason (as defined in the agreement), then Mr. Miller is entitled to receive his base salary and guaranteed bonus during the then remaining term of the agreement plus a one time severance payment equal to his then-current annual base salary, as well as continuation at the Company's expense of Mr. Miller's participation in the benefit programs described above.

      Mr. Quinn's employment agreement will be for a three year term, provide for an annual base salary of $175,000 and an annual bonus subject to the Company achieving its target performance levels as approved by the Compensation Committee of the Board. Mr. Quinn also is entitled to receive an option grant of 250,000 shares from the Company's Plan, 33.33% of which option shall be exercisable on May 15, 2007, 33.33% of which option shall become exercisable on May 15, 2008, and the remaining 33.34% of which shall become exercisable on May 15, 2009. Under the agreement, Mr. Quinn will be subject to traditional non-competition and employee non-solicitation restrictions while he is employed by the Company and for one year thereafter. Mr. Quinn and his dependants will be entitled to participate in the Company's benefit plans at the Company's expense and the Company shall provide long-term disability insurance to Mr. Quinn for coverage up to 60% of this then-current base salary, subject to a premium cap of $15,000. Subject to certain notice requirements, either of Mr. Quinn or the Company will be entitled to terminate the employment agreement at any time. If the Company terminates the employment agreement without Cause (as defined in the agreement) or Mr. Quinn terminates the employment agreement for Good Reason (as defined in the agreement), then Mr. Quinn is entitled to receive his base salary and guaranteed bonus during the then remaining term of the agreement plus a one time severance payment equal to his then-current annual base salary, as well as continuation at the Company's expense of Mr. Quinn's participation in the benefit programs described above.

      Mr. Gagnon's employment agreement will be for a three year term, provide for an annual base salary of $150,000 and an annual bonus subject to the Company achieving its target performance levels as approved by the Compensation Committee of the Board. Mr. Gagnon also is entitled to receive an option grant of 200,000 shares from the Company's Plan, 33.33% of which option shall be exercisable on May 15, 2007, 33.33% of which option shall become exercisable on May 15, 2008, and the remaining 33.34% of which shall become exercisable on May 15, 2009. Under the agreement, Mr. Gagnon will be subject to traditional non-competition and employee non-solicitation restrictions while he is employed by the Company and for one year thereafter. Mr. Gagnon and his dependants will be entitled to participate in the Company's benefit plans at the Company's expense and the Company shall provide long-term disability insurance to Mr. Gagnon for coverage up to 60% of this then-current base salary, subject to a premium cap of $15,000. Subject to certain notice requirements, either of Mr. Gagnon or the Company will be entitled to terminate the employment agreement at any time. If the Company terminates the employment agreement without Cause (as defined in the agreement) or Mr. Gagnon terminates the employment agreement for Good Reason (as defined in the agreement), then Mr. Gagnon is entitled to receive his base salary and guaranteed bonus during the then remaining term of the agreement plus a one time severance payment equal to his then-current annual base salary, as well as continuation at the Company's expense of Mr. Gagnon's participation in the benefit programs described above.

2006 Equity Incentive Plan

      Prior to the Closing Date, our Board and Stockholders approved and adopted the 2006 Equity Incentive Plan (the "2006 Plan"). The approval and adoption of the 2006 Plan will be submitted for ratification of our stockholders following the Merger. A copy of the 2006 Equity Incentive Plan is attached as Exhibit 10.8 to this Current Report on Form 8-K.

      The 2006 Plan is intended to promote the interests of the Company by attracting and retaining exceptional employees, consultants, and directors (collectively referred to as the "Participants"), and enabling such Participants to participate in the long-term growth and financial success of the Company. Under the 2006 Plan, the Company may grant stock options, which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Incentive Stock Options"), non-qualified stock options (the "Nonqualified Stock Options"), and restricted stock awards (the "Restricted Stock Awards"), which are restricted shares of Common Stock (the Incentive Stock Options, the Nonqualified Stock Options and the Restricted Stock Awards are collectively referred to as "Incentive Awards").

      The Board reserved a total of 2,000,000 shares of our Common Stock for issuance under the 2006 Plan. If an incentive award granted under the 2006 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the Plan.

      At the earliest practicable date after our stockholders ratify the adoption of the 2006 Plan, we expect to file a registration statement on Form S-8 to register the shares of Common Stock reserved for issuance of incentive awards under the 2006 Plan. This registration statement is expected to become effective on filing. Subject to Rule 144 limitations, shares of Common Stock issued upon exercise of stock options and other incentive awards granted under the 2006 Plan after the effective date of the registration statement on Form S-8 will be eligible for resale in the public market without restriction.

      The number of shares subject to the 2006 Plan, any number of shares subject to any numerical limit in the 2006 Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

      On the Closing Date, Messrs. Miller, Quinn and Gagnon were granted options on the following terms:

-------------------- ------------- ----------------- ----------------------------------------- -------------------
       NAME          # OF SHARES    EXERCISE PRICE               VESTING SCHEDULE                  EXPIRATION
-------------------- ------------- ----------------- ----------------------------------------- -------------------
Karl W. Miller       500,000       $1.00 / share     33.33% on May 15, 2007                     May 15, 2016
                                                     33.33% on May 15, 2008
                                                     33.34% on May 15, 2009
-------------------- ------------- ----------------- ----------------------------------------- -------------------
Martin Quinn         250,000       $1.00 / share     33.33% on May 15, 2007                     May 15, 2016
                                                     33.33% on May 15, 2008
                                                     33.34% on May 15, 2009
-------------------- ------------- ----------------- ----------------------------------------- -------------------
Denis Gagnon         200,000       $1.00 / share     33.33% on May 15, 2007                     May 15, 2016
                                                     33.33% on May 15, 2008
                                                     33.34% on May 15, 2009
-------------------- ------------- ----------------- ----------------------------------------- -------------------

                7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      From January 9, 2006 and continuing through closing of the Merger, an entity named MMC Energy Management LLC provided certain management services to the Company. MMC Energy Management LLC was owned by Messrs. Miller, Gagnon and Quinn. MMC Energy Management LLC was paid an aggregate of $260,000 by the Company for management services provided to the Company from January 9, 2006 to June 30, 2006. In connection with the Merger, MMC Energy Management LLC will be dissolved.

      Contemporaneously with the closing of the Merger, the Company split off its wholly-owned subsidiary, High Tide Leasco, Inc., a Nevada corporation ("Leaseco"), through the sale of all of the outstanding capital stock of Leaseco. The Company executed a Split Off Agreement with Brent Peters, Douglas Smith, MMC North America and Leaseco. Mr. Peters was President and Chief Executive Officer of High Tide, and Mr. Smith was Chief Financial Officer, Treasurer and Director of High Tide. In connection with the Merger, Mr. Peters and Mr. Smith have resigned from High Tide. A copy of the Split Off Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

                          8. DESCRIPTION OF SECURITIES.

Authorized Capital Stock

      The Articles of Incorporation of the Company authorize the issuance of 300,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock will be authorized for issuance.

Capital Stock Issued and Outstanding

      Immediately following the consummation of the Merger there are 45,625,000 shares of Common Stock issued and outstanding. With the exception of the 2,000,000 shares of Common Stock reserved for issuance under the 2006 Plan, there are no outstanding warrants, options or other rights to purchase Common Stock of the Company.

Description of Common Stock

      The following description of our capital stock is derived from various provisions of our Articles of Incorporation, as amended, and Bylaws as well as provisions of applicable law. Such description is not intended to be complete and is qualified in its entirely by reference to the relevant provisions of our Articles of Incorporation and Bylaws.

      Holders of the Common Stock are entitled to one vote for each share held, on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Holders of the Common Stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of Common Stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

      Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Description of Preferred Stock

      The Company is authorized to issue 10,000,000 shares of "blank check" preferred stock, par value $0.001 per share, none of which, as of the Closing Date, were designated, issued or outstanding. The Board is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board, without the necessity of obtaining approval of the Company's stockholders.

Description of Options

      On the Closing Date, the Company issued options outstanding to purchase 950,000 shares of Common Stock. Under the terms of the 2006 Plan, the Company may issue incentive awards that may include the issuance of up to 2,000,000 shares of Common Stock. The 2006 Plan was adopted by the Board and High Tide Stockholders prior to the Merger, and the Company anticipates that the stockholders after the Merger will ratify the adoption of the 2006 Plan and any awards that have been made under the 2006 Plan through the Closing Date.

                                     PART II

          1. MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND OTHER
                              STOCKHOLDER MATTERS

      The Company's Common Stock is currently available for trading in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "MMCN.OB." There currently is no bid history for the Common Stock because it has never been traded.

      As of the Closing Date, there were approximately 160 holders of record of shares of the Common Stock.

      Trades in the Common Stock may be subject to Rule 15g-9 of the Exchange Act, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, brokers-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealers practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker-dealers, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealers also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealers and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealers and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of the Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

      As of the Closing Date, there are 45,625,000 shares of Common Stock issued and outstanding. The shares of Common Stock issued in connection with the Transactions, are "restricted securities" which may be sold or otherwise transferred only if such shares are first registered under the Securities Act or are exempt from such registration requirements. As discussed elsewhere in this Current Report on Form 8-K, we have agreed to file a registration statement within 120 days of the Closing Date to register certain of these shares.

      In addition, there are 2,000,000 shares of Common Stock reserved for issuance of stock options and other incentive awards pursuant to the 2006 Plan. We expect to file a registration statement on Form S-8 to register the shares of Common Stock reserved for issuance of incentive awards under the 2006 Plan. This registration statement on Form S-8 is expected to become effective on filing.

Dividend Policy

      In the past two years, no dividends have been paid by High Tide or by MMC North America. After the Merger, the Company intends to retain earnings, if any, to support the development of the business and therefore does not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Board after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

      The effective date of the 2006 Plan is May 15, 2006. Therefore, the Company had no securities authorized for issuance under any equity compensation plans as of the end of fiscal year 2005.

                              2. LEGAL PROCEEDINGS

      From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

                3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      Prior to the Merger, the independent registered public accounting firm for the Registrant was Morgan & Company, Chartered Accountants ("Morgan & Company"), and the independent registered public accounting firm for MMC Energy North America was Russell Bedford Stefanou Mirchandani LLP ("Russell Bedford"). Because the above-described transactions were treated as a reverse acquisition for accounting purposes, future historical financial reports filed by the Registrant will be those of MMC Energy North America, the accounting acquirer. Accordingly, the Registrant's board of directors determined to change its independent registered public accounting firm from Morgan & Company to Russell Bedford. Morgan & Company was dismissed as the independent registered public accounting firm of the Registrant on the Closing Date, and Russell Bedford was engaged as the independent registered public accounting firm of the Registrant on the same date. As a result of being the auditors of MMC Energy North America, Russell Bedford consulted with MMC Energy North America and the Registrant regarding the above-described transactions.

      The reports of Morgan & Company on the Registrant's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, but did include an explanatory paragraph relating to the Registrant's ability to continue as a "going concern."

      In connection with the audit of the Registrant's financial statements for the past two fiscal years, and through the date of the dismissal, there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Morgan & Company, would have caused Morgan & Company to make reference to the matter in its reports.

      Within four days of the Closing Date, the Registrant will file a Current Report on Form 8-K to announce the dismissal of Morgan & Company. Prior to the filing of the Current Report, we will provide Morgan & Company with a copy of the Current Report and request that they furnish us the a letter addressed to the SEC stating whether they agree with the information disclosed in the Current Report.

                   4. RECENT SALES OF UNREGISTERED SECURITIES

Shares Issued in Connection with the Merger and the Offering

      On the Closing Date, the MMC North America Stockholders, the former members of MMC North America, surrendered all of the outstanding membership interests of MMC North America and received 23,875,000 shares of Common Stock. The High Tide Stockholders retained 11,750,000 shares of Common Stock.

      In connection with the Offering, we sold 10,000,000 shares of Common Stock to accredited investors, for a total purchase price of $10,000,000.

      Concurrently with the Merger, the Company reserved 2,000,000 shares of Common Stock for issuance of stock options and other incentive awards pursuant to the 2006 Plan. The 2006 Plan is attached as Exhibit 10.8 hereto and is incorporated herein by reference.

      The transactions discussed above are exempt from registration under
Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Offering, no general solicitation was made by us or any person acting on our behalf; the Common Stock was sold pursuant to transfer restrictions, and the certificates for the shares sold in the Offering contained an appropriate legend stating that the Common Stock was not registered under the Securities Act of 1933, and may not be offered or sold absent registration or an exemption therefore.

                  5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Nevada Revised Statutes ("NRS") Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

      Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

      Our Bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former directors and officers (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of the Company or any of its subsidiaries prior to the Merger.

      Our Articles of Incorporation provide a limitation of liability in that no director or officer shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law

      We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

      The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

      The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

      If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

      Nevada's control share law may have the effect of discouraging corporate takeovers.

      In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

      The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Following the completion of the Merger and this Offering, it is expected that the Company will have issued and outstanding 45,625,000 shares of Common Stock. For information relating to the Company's pro forma shares outstanding following this Offering, see "Financing Summary - Equity Ownership."

                                    PART III

                              1. INDEX TO EXHIBITS

      Reference is made to Item 9.01(d) below, which is incorporated by reference herein.

                           2. DESCRIPTION OF EXHIBITS

      Reference is made to the Exhibit Index in item 9.01(d) below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02. Recent Sales of Unregistered Securities.

      Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

      Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

      Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

      Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the Merger described under Item 2.01 of this Current Report on Form 8-K, the registrant believes that it is no longer a "shell corporation" as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

(b)   Pro Forma Financial Information.

The financial statements of MMC Energy, Inc. for the periods and dates indicated below are filed with this report.

                                                                                                    Page
Audited Financial Statements
MMC Energy North America, LLC:
Report of Independent Registered Certified Public Accounting Firm                                   F-1
Consolidated Balance Sheet as of December 31, 2005                                                  F-2
Consolidated  Statement  of  Operations  for the  period  February  7,  2005  (date  of             F-3
inception) through December 31, 2005
Consolidated  Statement  of  Members'  Equity for the period  February 7, 2005 (date of             F-4
inception) through December 31, 2005
Consolidated  Statement  of Cash  Flows  for the  period  February  7,  2005  (date  of             F-5
inception) through December 31, 2005
Notes to Consolidated Financial Statements                                                       F-6 to F-18

Unaudited Pro forma Financial Information:
MMC Energy Inc.:
Introduction                                                                                        F-19
Pro Forma Consolidated Balance Sheet as of December 31, 2005                                    F-20 to F-21

(d)   Exhibits.

--------------------------------------------------------------------------------------------------------------------
   Exhibit No.                           Description                                       Reference
--------------------------------------------------------------------------------------------------------------------
2.1                Agreement and Plan of Merger and Reorganization, dated
                   as of May 15, 2006, by and between High Tide Ventures,
                   Inc., a Nevada corporation, and MMC Energy North
                   America, LLC, a Delaware limited liability company.*
--------------------------------------------------------------------------------------------------------------------
3.1                Articles of Incorporation of MMC Energy, Inc. (f/k/a     Incorporated by reference to
                   High Tide Ventures, Inc.)                                Exhibit 3.1 to the Registration
                                                                            Statement on Form SB-2 filed with the
                                                                            Securities and Exchange Commission on
                                                                            December 22, 2004 (File No. 333-121542).

--------------------------------------------------------------------------------------------------------------------
3.2                Certificate of Amendment of the Articles of              Incorporated by reference to Exhibit 3
                   Incorporation of MMC Energy, Inc. (f/k/a High Tide       to the Registration Statement on Form
                   Ventures, Inc.)                                          8-K filed with the Securities and
                                                                            Exchange Commission on May 2, 2006
                                                                            (File No. 333-121542).

--------------------------------------------------------------------------------------------------------------------
3.2                Bylaws of MMC Energy, Inc. (f/k/a High Tide Ventures,    Incorporated by reference to
                   Inc.)                                                    Exhibit 3.2 to the Registration
                                                                            Statement on Form SB-2 filed with the
                                                                            Securities and Exchange Commission on
                                                                            December 22, 2004 (File No. 333-121542).

--------------------------------------------------------------------------------------------------------------------
4.1                Form of Lock-Up Agreement by and between MMC Energy,
                   Inc. and the MMC Stockholders.*

--------------------------------------------------------------------------------------------------------------------
10.1               Form of Subscription Agreement by and between MMC
                   Energy, Inc. and the investors in the Offering.*

--------------------------------------------------------------------------------------------------------------------
10.2               Form of Registration Rights Agreement by and between
                   MMC Energy, Inc. and the investors in the Offering.*

--------------------------------------------------------------------------------------------------------------------
10.3               Split Off Agreement, dated May 15, 2006, by and among
                   High Tide, Brent Peters, Douglas Smith, MMC North
                   America and Leaseco.*

--------------------------------------------------------------------------------------------------------------------
10.4               Employment Agreement, dated May 15, 2006, by and
                   between MMC Energy, Inc. and Karl W. Miller.*

--------------------------------------------------------------------------------------------------------------------
10.5               Employment Agreement, dated May 15, 2006, by and
                   between MMC Energy, Inc. and Martin Quinn.*

--------------------------------------------------------------------------------------------------------------------
10.6               Employment Agreement, dated May 15, 2006, by and
                   between MMC Energy, Inc. and Denis Gagnon.*

--------------------------------------------------------------------------------------------------------------------
10.7               Form of Indemnity Agreement by and between MMC Energy,
                   Inc. and the Directors and Officers of MMC Energy,
                   Inc.*

--------------------------------------------------------------------------------------------------------------------
10.8               2006 Equity Incentive Plan.*

--------------------------------------------------------------------------------------------------------------------

* Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MMC Energy, Inc.


                                       /s/ Denis Gagnon
                                       -----------------------------------------
                                       Name:    Denis Gagnon
                                       Title:   Chief Financial Officer

Dated:  May 15, 2006

                                  EXHIBIT INDEX

--------------------------------------------------------------------------------------------------------------------
   Exhibit No.                           Description                                       Reference
--------------------------------------------------------------------------------------------------------------------
2.1                Agreement and Plan of Merger and Reorganization, dated
                   as of May 15, 2006, by and between High Tide Ventures,
                   Inc., a Nevada corporation, and MMC Energy North
                   America, LLC, a Delaware limited liability company.*
--------------------------------------------------------------------------------------------------------------------
3.1                Articles of Incorporation of MMC Energy, Inc. (f/k/a     Incorporated by reference to
                   High Tide Ventures, Inc.)                                Exhibit 3.1 to the Registration
                                                                            Statement on Form SB-2 filed with the
                                                                            Securities and Exchange Commission on
                                                                            December 22, 2004 (File No. 333-121542).

--------------------------------------------------------------------------------------------------------------------
3.2                Certificate of Amendment of the Articles of              Incorporated by reference to Exhibit 3
                   Incorporation of MMC Energy, Inc. (f/k/a High Tide       to the Registration Statement on Form
                   Ventures, Inc.)                                          8-K filed with the Securities and
                                                                            Exchange Commission on May 2, 2006
                                                                            (File No. 333-121542).

--------------------------------------------------------------------------------------------------------------------
3.2                Bylaws of MMC Energy, Inc. (f/k/a High Tide Ventures,    Incorporated by reference to
                   Inc.)                                                    Exhibit 3.2 to the Registration
                                                                            Statement on Form SB-2 filed with the
                                                                            Securities and Exchange Commission on
                                                                            December 22, 2004 (File No. 333-121542).

--------------------------------------------------------------------------------------------------------------------
4.1                Form of Lock-Up Agreement by and between MMC Energy,
                   Inc. and the MMC Stockholders.*

--------------------------------------------------------------------------------------------------------------------
10.1               Form of Subscription Agreement by and between MMC
                   Energy, Inc. and the investors in the Offering.*

--------------------------------------------------------------------------------------------------------------------
10.2               Form of Registration Rights Agreement by and between
                   MMC Energy, Inc. and the investors in the Offering.*

--------------------------------------------------------------------------------------------------------------------
10.3               Split Off Agreement, dated May 15, 2006, by and among
                   High Tide, Brent Peters, Douglas Smith, MMC North
                   America and Leaseco.*

--------------------------------------------------------------------------------------------------------------------
10.4               Employment Agreement, dated May 15, 2006, by and
                   between MMC Energy, Inc. and Karl W. Miller.*

--------------------------------------------------------------------------------------------------------------------
10.5               Employment Agreement, dated May 15, 2006, by and
                   between MMC Energy, Inc. and Martin Quinn.*

--------------------------------------------------------------------------------------------------------------------
10.6               Employment Agreement, dated May 15, 2006, by and
                   between MMC Energy, Inc. and Denis Gagnon.*

--------------------------------------------------------------------------------------------------------------------
10.7               Form of Indemnity Agreement by and between MMC Energy,
                   Inc. and the Directors and Officers of MMC Energy,
                   Inc.*

--------------------------------------------------------------------------------------------------------------------
10.8               2006 Equity Incentive Plan.*

--------------------------------------------------------------------------------------------------------------------

* Filed herewith.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)

                   Index to Consolidated Financial Statements

                                                                                                    Page
                                                                                                    ----
Audited Financial Statements
MMC Energy North America, LLC:
Report of Independent Registered Certified Public Accounting Firm                                   F-1
Consolidated Balance Sheet as of December 31, 2005                                                  F-2
Consolidated  Statement  of  Operations  for the  period  February  7,  2005  (date  of             F-3
inception) through December 31, 2005
Consolidated  Statement  of  Members'  Equity for the period  February 7, 2005 (date of             F-4
inception) through December 31, 2005
Consolidated  Statement  of Cash  Flows  for the  period  February  7,  2005  (date  of             F-5
inception) through December 31, 2005
Notes to Consolidated Financial Statements                                                       F-6 to F-18

Unaudited Pro forma Financial Information:
MMC Energy Inc.:

Introduction                                                                                        F-19
Pro Forma Consolidated Balance Sheet as of December 31, 2005                                    F-20 to F-21

Active\3971710.2

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Managing member
MMC Energy North America, LLC
New York, NY

We have audited the accompanying consolidated balance sheet of MMC Energy North America, LLC (a development stage Company) as of December 31, 2005 and the related statement of operations, members' equity, and cash flows for the period February 7, 2005 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of its operations and its cash flows for the period February 7, 2005 (date of inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

                                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                  --------------------------------------------
                                       Russell Bedford Stefanou Mirchandani LLP
                                       Certified Public Accountants

New York, New York
March 24, 2006

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005


ASSETS
  Current Assets:
     Cash and cash equivalents                                        $3,009,010
     Deposit for acquisition of power plants (Note 2)                    200,000
                                                                      ----------
        Total Current Assets                                           3,209,010

  Other Assets:
     Deferred acquisition costs (Note 3)                                 379,624
                                                                      ----------
        Total Other Assets                                               379,624

  Total Assets                                                        $3,588,634
                                                                      ==========

LIABILITIES AND MEMBERS' EQUITY
  Current Liabilities:
     Accounts payable                                                 $  381,554
     Accrued expenses
                                                                          12,000
     Deposits for subscribed membership interests (Note 4)             3,008,333
                                                                      ----------

        Total Current Liabilities                                      3,401,887

  Members' Equity:                                                       186,747

 Total Liabilities and Members' Equity                                $3,588,634
                                                                      ==========

                 See accompanying notes to financial statements

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
 FOR THE PERIOD FEBRUARY 7, 2005 (Date of Inception) THROUGH DECEMBER 31, 2005

Operating Expenses:
Selling, General and Administrative                                    $ 20,856
                                                                       --------
Total Operating Expenses                                                 20,856

Loss from Operations                                                    (20,856)

Other Income (Expense)                                                   (2,369)
Income (Taxes) Benefit                                                       --
                                                                       --------

Net Loss                                                               $(23,225)
                                                                       ========

                 See accompanying notes to financial statements

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                    CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
  FOR THE PERIOD FEBRUARY 7, 2005 (Date of Inception) THROUGH DECEMBER 31, 2005

                                                                Deficit Accumulated
                                 Membership        Membership    During Development   Total Members'
                              Interests- units     Interests           Stage             Equity
                                ---------          ---------         ---------          ---------
Balance at February 7, 2005     $      --          $      --         $      --          $      --
Contributions from Members        210,000            210,000                --            210,000
Withdrawal / adjustments               --                (28)               --                (28)
Net Loss                               --                 --           (23,225)           (23,225)
                                ---------          ---------         ---------          ---------
Balance at December 31, 2005    $ 210,000          $ 209,972         $ (23,225)         $ 186,747
                                =========          =========         =========          =========

                 See accompanying notes to financial statements

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
  FOR THE PERIOD FEBRUARY 7, 2005 (Date of Inception) THROUGH DECEMBER 31, 2005

Cash Flows from Operating Activities:
Net loss from operations                                            $   (23,225)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accounts payable and accrued expenses                        14,369
                                                                    -----------
Net Cash Used in Operating Activities                                    (8,856)

Cash Flows From Investing Activities:
Deposit paid on acquisition                                            (200,000)
Deferred acquisition costs paid                                            (439)
                                                                    -----------
Net Cash Used in Investing Activities                                  (200,439)

Cash Flows From Financing Activities:
Proceeds from sale of membership interests                              210,000
Member withdrawal                                                           (28)
Deposits received for subscribed membership interests                 3,008,333
                                                                    -----------
Net Cash Provided by Financing Activities                             3,218,305
                                                                    -----------

Net Increase in Cash and Cash Equivalents                             3,009,010

Cash and Cash Equivalents at the beginning of period                $        --

Cash and Cash Equivalents at the end of period                      $ 3,009,010
                                                                    ===========

Supplemental Information:
Cash paid during the period for Interest                            $        --
Cash paid during the period for Taxes                               $        --

Supplemental Disclosure - Non-cash Investing Activities
Deferred financing costs attributable to the  acquisition           $   379,185

                 See accompanying notes to financial statements

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

MMC Energy North America, LLC (the "Company") was formed under the laws of the state of Delaware by Karl Miller as Managing Member on February 7, 2005 for the purpose of acquiring power generating assets in the U.S. The liabilities of the Company's members are limited.

The Company is in the development stage, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted for the purpose of acquiring power generating assets. The company remained inactive until a first acquisition opportunity was identified. On October 27, 2005, the Company agreed to acquire substantially all of the assets of Dispersed Generating Company, LLC (the "Seller"), consisting primarily of two power generating facilities (the "Facilities") located in the San Diego, California area, (the "Acquisition"). In connection therewith, the Company paid a deposit of $200,000 to Seller refundable only under certain conditions. Additionally, the Company formed two subsidiaries, MMC Chula Vista, LLC and MMC Escondido, LLC to hold each of the two power plants to be acquired, respectively. All significant inter-company transactions and balances have been eliminated in consolidation. Concurrent with the execution of the asset purchase agreement, the predecessor of MMC Energy Partners, LLC (the "Managing Member") was formed as a general partnership and capitalized by Karl Miller and two additional partners, to serve as the Managing Member of and to capitalize the Company. In order to finance the remainder of the purchase price, the Company offered for sale membership interests (the "Interests"). The Acquisition closed subsequent to the date of the financial statements on January 9, 2006.

      To date, the Company has generated no sales revenues, has incurred expenses primarily related to the acquisition and financing activities and has sustained a loss. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from February 7, 2005 (date of inception) through December 31, 2005, the Company has accumulated deficit of $23,225.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

Revenue Recognition

For revenue from products and services, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered;
(3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered/services rendered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or services have not been rendered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's financial statements.

The Company records revenues in connection with delivering electric power and "ancillary services", generally being on call to provide power on 10 minute notice, to the California Independent System Operator ("CAISO"), or such other third parties as it may contract with directly from time to time. The Company did not recognize revenues during the period ended December 31, 2005.

Income Taxes

The Company is a "pass-thru" entity and taxed as a partnership for federal tax purposes. Therefore, no provision has been made for corporate federal income taxes and the Company's Members have consented to include the income or loss in their individual tax income or other taxes. The Company may be, however, liable for state income or other taxes. The Company provides for income taxes based on pre-tax earnings reported in the financial statements. Certain items such as depreciation are recognized for tax purposes in periods other than the period they are reported in the Company's financial statements.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

Income Taxes (continued)

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes for New York City are insignificant.

Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should any impairment in value be indicated, the carrying value of intangible assets will be adjusted based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

Geographical Concentration Risk

The Company's Facilities are located in greater San Diego, California, and generally provide power only in that state. Accordingly, the Company's operations are highly regulated by the local San Diego Air Permit Control Board, the California Independent System Operator ("CAISO") and other related state and local agencies, as well as the Federal Energy Regulation Commission ("FERC"). Such organizations establish certain rules and limitations on operations and require that the Company maintain in good standing several required licenses and permits, such as limits on air emissions. These organizations may from time to time change the rules under which the Company operates and derives its revenues. The Company's licenses and permits were, generally, transferred with the Facilities from the Seller, and the Company believes it has all such required licenses and permits to conduct its operations.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred no advertising costs for the period ended December 31, 2005.

Stock Based Compensation

In December 2003, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the period ended December 31, 2005 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company does not have stock based awards of compensation to employees granted or outstanding during the period ended December 31, 2005.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

Stock Based Compensation (continued)

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock Warrants, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. Accordingly, the Company will implement the revised standard in the forth quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the first quarter of fiscal year 2006 and thereafter.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in the period presented.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The Company currently has only one operating segment.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

Liquidity As shown in the accompanying financial statements, the Company incurred a net loss of $(23,225) during the period February 7, 2005 (date of inception) through December 31, 2005. The Company's current liabilities exceeded its current assets by $192,877 as of December 31, 2005.

Research and Development

Company-sponsored research and development costs related to both present and future products will be expended in the period incurred.

New Accounting Pronouncements

SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

SFAS 152. In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

New Accounting Pronouncements (continued)

for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005 with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 123R. On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised
2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock Warrants, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. Accordingly, the Company will implement the revised standard in the forth quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the first quarter of fiscal year 2006 and thereafter.

SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

FIN 47. In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the end of its fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

New Accounting Pronouncements (continued)

SFAS 154. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

On February 16, 2006 the FASB issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

NOTE 2 - DEPOSIT

In connection with the Asset Sale Agreement dated October 27, 2005 between the Company and the Seller (the "ASA"), the Company was required to pay a deposit of $200,000, refundable only under certain conditions outside of the Company's control. The ASA was subject to certain conditions to close, including regulatory approval from the U.S. Federal Energy Regulatory Commission ("FERC"), and third party engineering inspections conducted by the Company. The Company has recorded the deposit as an asset as of December 31, 2005. The Company consummated the acquisition of the assets subsequent to the date of the financial statements on January 9, 2006 and the deposit was applied towards the purchase price.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 3 - DEFERRED ACQUISITION CHARGES

Deferred Acquisition Charges at December 31, 2005 of $379,624 consist primarily of legal fees and engineering fees to physically inspect the equipment to be acquired, which were incurred prior to December 31, 2005, but settled at or subsequent to closing the Acquisition in 2006.

NOTE 4 - DEPOSITS FOR SUBSCRIBED MEMBERSHIP INTERESTS

As of December 31, 2005, the Company had received subscriptions for the purchase of Interests totaling $3,208,333, inclusive of $200,000 invested by the Managing Member, which were funded in cash prior to December 31, 2005. The terms of the subscription agreements provided that such subscriptions would not be accepted and Interests would not be issued until such time as specified by the Managing Member and cash deposits would be returned should the Acquisition not close for any reason. Accordingly, the deposits were recorded as a liability as of December 31, 2005.

NOTE 5 - MEMBERS' EQUITY

The Company is organized as a limited liability company, whereby membership interests are issued to its equity holders (each a "Member") in proportion to their capital contributed, subject to acceptance by the Managing Member. As of December 31, 2005, the Managing Member's predecessor was the sole Member.

NOTE 6 - TRANSACTIONS WITH AFFILIATES

Prior to the commencement of material business operations in October 2005, the Company was owned by sole Member, Karl Miller. During that period, Mr. Miller funded the Company and used the proceeds for expenses unrelated to the current business of the Company, with any residual cash refunded to him prior to re-capitalizing the Company on October 27, 2005. Aggregate disbursements for such transactions totaled approximately $16,000 and were offset in full by reimbursements from Mr. Miller and other sources, and therefore had no net effect on the results of operation or financial position of the Company for the period ended December 31, 2005.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 7 - SUBSEQUENT EVENTS

Reorganization

In anticipation of the closing of the Acquisition, on January 3, 2006, the $3,208,133 of subscriptions for Interests (including the Managing Member's Interests) were formally accepted by the Company and corresponding Interests issued in connection with a revised Limited Liability Company Operating Agreement (the "LLC Agreement") entered into by all of the Members. The Interests accrue a dividend at the rate of 8% per annum, payable in cash commencing in 2007, and subject to any restrictions imposed by the Company's lenders. The Interests are redeemable by the Company at a 20% premium to their original issue price prior to January 9, 2007. The Interests are redeemable by the holder after January 9, 2008, subject to any restrictions imposed by the Company's lenders.

An additional $175,000 Interests were sold subsequently, for a total of $3,383,333.

On January 3, 2006, the Managing Member was formally converted from a general partnership into a limited liability company formed under the laws of the state of Delaware. Also on January 3, 2006, the three members of the Managing Member formed MMC Energy Management, LLC (the "Manager") to provide executive management services to the Company on a non-exclusive basis. In connection with the Acquisition, the Company and Manager entered into a management services agreement (the "MSA"), requiring payment of a management fee to the Manager of $100,000 per quarter payable in advance, as well as a one time transaction fee of $60,000 paid at closing of the Acquisition. The MSA further provides for the quarterly fee to increase to $150,000 in connection with an anticipated future expansion of the Chula Vista Facility.

Acquisition of Power Generating Facilities

On January 9, 2006, the Company acquired substantially all of the assets of the Seller, consisting primarily of two power generating facilities (the "Facilities") located in the San Diego, California area, (the "Acquisition"). The Seller had not been operating the Facilities and therefore did not meet the definition of a business as described in Emerging Issues Task Force 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

Acquisition of Power Generating Facilities (continued)

In connection therewith, the Company purchased substantially all of the assets of the Seller, including primarily the Facilities, along with a spare turbine and land on which the Escondido Facility sits, for the aggregate purchase price of $2.625 million, exclusive of acquisition costs, paid in cash. The Facilities are fueled by natural gas and have a nameplate capacity of 44 megawatts (MW) each. The Facilities have been idle since October 2003, and the Company has determined that material repair and re-commissioning expenditures are required to bring the Facilities back into service and generating revenues. The Company believes that, together with the senior debt facility described below, it has adequate capital resources to complete the re-commissioning process and expects to do so by May 15, 2006.

      The following table presents the purchase price allocation, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed, based on their fair values at the date of acquisition:

Equipment                                                       $2,250,000
Real property                                                      375,000
Acquisition costs                                                  625,000
                                                                ----------
Total purchase price                                            $3,250,000

      Due to its recent date of acquisition, the purchase price allocation is based upon preliminary data that is subject to adjustment and could change significantly pending the completion of an independent appraisal to accurately evaluate this allocation. The results of the acquisition will be included within the consolidated financial statements from its date of acquisition as of January 9, 2006.

Assumption of Real Property Lease

The Chula Vista Facility resides on leased land, and the land lease was assigned to the Company in connection with the Acquisition. The initial lease term expires November 1, 2007, but can be extended at the Company's option for up to three successive five year periods. The minimum lease payments required under the lease are approximately $93,000 for 2006, and $87,000 for 2007.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

Financing Facility

On January 31, 2006, the Company entered into a Loan and Security Agreement (the "Loan Agreement") with TD Banknorth (the "Bank"), for a $3.5 million senior debt facility including a $3.0 million term loan (the "Term Loan") and $500,000 revolving loan (the "Revolver", together with the Term Loan, the "Loans"). The Term Loan provides for interest payments only for the first six months, and 84 equal principal payments in the amount of $37,038 thereafter, with a final maturity of May 3, 2013. The Term Loan bears interest at a variable rate equal to the Federal Home Loan Bank Rate plus 2.50%. $2.055 million of the Term Loan proceeds were funded into an escrow account under control of the Bank and restricted in use to valid repair and re-commissioning costs in accordance with a re-commissioning plan agreed to between the Company and the Bank, with any remaining cash released to the Company once the plants are operational. The remaining proceeds, net of related transaction costs, are intended to be used for general working capital purposes.

Advances against the Revolver are payable on demand and bear interest at the Prime Rate plus 1.00%. Beginning in 2007, amounts outstanding under the Revolver must be repaid in full and a zero balance maintained for at least 30 consecutive days at any time during the year. The Company has not made any borrowings under the Revolver.

The Loan Agreement places certain restrictions on the Company's ability to make distributions to Members and on transactions with affiliates. The Loan Agreement further subjects the company to certain financial and other covenants, including maintaining a minimum Net Worth and minimum Debt Service Coverage ratio, and requiring that the Facilities be operational by no later than June 30, 2006. The Company is not in violation of any such covenants. The Loans are collateralized by substantially all assets of the Company and are personally guaranteed, jointly and severably, by the three principal officers and founding partners of the Company.

Application to Expand Service

On February 15, 2006, the Company filed an application with the CAISO for the expansion of the Chula Vista Facility by up to 60 MW. The expansion remains subject to CAISO approval in addition to the approval of the San Diego Gas & Electric, the local utility, and various environmental permits, as well as the Company's ability to arrange adequate financing. The Company hopes to obtain the required permits, approvals and financing and to complete construction by summer 2007.

                          MMC ENERGY NORTH AMERICA, LLC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

Merger Agreement and Recapitalization

On February 22, 2006, the Company entered into a binding term sheet agreement (the "Merger Agreement") with Tompkins Capital Group ("TCG") to merge into a publicly traded entity to be acquired and controlled by TCG ("Pubco") in connection with TCG's raising $6 million of additional equity capital for the combined company (the "Merger"). The Merger Agreement requires that, prior to closing, the Managing Member reorganize as "C" Corporation, and the Members of the Company exchange their Membership interests for shares in the Managing Member, such that the Company, as well as the Manager, become wholly owned subsidiaries of the Managing Member, which will then merge with Pubco. In connection with the Merger, the shareholders of the Managing Member will receive 62.16% of the outstanding shares of Pubco in exchange for 100% of their shares in the Managing Member. The Merger is subject to the prior due diligence of both MMC and TCG. The Merger is to be completed within 30 days of the issuance of this report.

                                MMC ENERGY, INC.
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      The accompanying unaudited pro forma condensed consolidated financial statements ("pro forma statements") reflect the proposed merger of MMC Energy North America, LLC ("MMC") with a wholly owned subsidiary of High Tide Ventures, Inc. ("High Tide"), an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, MMC shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of High Tide is $11,750. From February, 2003 until the date of the merger, High Tide was an inactive corporation with no significant assets and liabilities. While the transaction is accounted for using the purchase method of accounting, in substance the merger is a recapitalization of MMC's capital structure.

      Effective with the Merger, all previously outstanding membership interests of MMC's members will be exchanged for an aggregate of 23,875,000 shares of High Tide common stock. The value of the stock that was issued was the historical cost of High Tide's net tangible assets, which did not differ materially from their fair value. In accordance with Statement of Financial Accounting Standard 141, MMC is the acquiring entity.

      The Proforma Unaudited Financial Statements have been prepared by management of MMC in order to present consolidated financial position and results of operations of High Tide and MMC as if the acquisition had occurred as of December 31, 2005 for the pro forma condensed balance sheet and to give effect to the acquisition of High Tide, as if the transaction had taken place at January 1, 2005 for the pro forma condensed consolidated statement of losses for the year ended December 31, 2005.

      The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future.

      The pro forma statements have been prepared from, and should be read in conjunction with, MMC's audited financial statements for the period from inception (February 7, 2005) through December 31, 2005, and High Tide's audited financial statements for the year ended December 31, 2005.

                                MMC ENERGY, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005

                                                                                      ProForma        Note    ProForma
                                                           MMC          High Tide    Adjustments      Ref   Consolidated
                                                        -----------   ------------   ------------     ----  ------------
                       ASSETS
Current Assets:
Cash and cash equivalents                               $ 3,009,010   $     50,107   $    175,000      2a   $ 10,926,035
                                                                                       (2,702,633)     2b
                                                                                          944,658      2c
                                                                                        9,500,000      2d
                                                                                          (50,107)     2e
Deposit for acquisition of power plant                      200,000                      (200,000)     2b             --
                                                        -----------   ------------   ------------           ------------
Total Current Assets                                      3,209,010         50,107      7,666,918             10,926,035

Fixed Assets:
Land & Power Generating Equipment                                                       3,282,257      2b      3,282,257
                                                                                     ============           ============
Other Assets:
Deferred acquisition cost                                   379,624                      (379,624)     2b             --
Restricted cash                                                  --                     2,055,342      2c      2,055,342
                                                        -----------   ------------   ------------           ------------
Total Other Assets                                          379,624                     1,675,718              2,055,342

Total Asets                                             $ 3,588,634   $     50,107   $ 12,624,893           $ 16,263,634
                                                        ===========   ============   ============           ============

            LIABILITIES AND STOCKHOLDERS'
                       EQUITY
Current Liabilities:
Accounts payable & accrued liabilies                    $   393,554   $     20,458   $    (20,458)     2e   $    393,554
Due To Related Party                                             --         50,000        (50,000)     2e             --
Current Portion of Senior Term Loan                                                       185,185      2c        185,185
Deposits for suscribed membership interests               3,008,333             --     (3,008,333)     2a             --
                                                        -----------   ------------   ------------           ------------

Total Current Liabilities                                 3,401,887         70,458     (2,893,606)               578,739

Senior Term Loan                                                                        2,814,815      2c      2,814,815

Members Equity:                                             186,747                     3,183,333      2a             --
                                                                                       (3,370,080)     2e
Stockholders Equity:
Common Stock                                                                19,430         23,875      2e         45,625
                                                                                           (7,680)
                                                                                           10,000      2d
Additional Paid-in Capital                                                  33,570      3,346,205      2e     12,836,205
                                                                                        9,490,000      2d
                                                                                          (33,570)     2e

Accumulated Deficit                                                        (73,351)        73,351      2e        (11,750)
                                                        -----------   ------------   ------------           ------------
                                                                                          (11,750)     2f
                                                                                     ------------
Total Stockholders' Equity                                                 (20,351)    12,890,431             12,870,080
Total Liabilities and Members' Equity                   $ 3,588,634   $     50,107   $ 12,624,893           $ 16,263,634
                                                        ===========   ============   ============           ============

                                MMC ENERGY, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                                                                      ProForma        Note    ProForma
                                                           MMC          High Tide    Adjustments      Ref   Consolidated
                                                        -----------   ------------   ------------     ----  ------------
Operating Expenses:
Selling, General and Administrative                     $    20,856   $     32,020                          $     52,876
                                                        -----------   ------------   ------------           ------------
Total Operating Expenses                                     20,856         32,020                                52,876

Loss from Operations                                        (20,856)       (32,020)                              (52,876)

Other  Income  (Expense)                                     (2,369)            --        (11,750)     2f        (14,119)
 Income (Taxes) Benefit                                          --             --             --                     --
                                                        -----------   ------------   ------------           ------------

Net Loss                                                $   (23,225)  $    (32,020)  $    (11,750)          $    (66,995)
                                                        ===========   ============   ============           ============
Basic loss per share                                            N/A   $      (0.00)                         $      (0.00)
                                                                                                            ============

Weighted average number of shares
outstanding                                                     N/A     12,650,000                            45,625,000
                                                                      ============                          ============


            See accompanying notes to pro forma financial statements

                                MMC ENERGY, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

1.    BASIS OF PRESENTATION

These pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and MMC's accounting policies, as disclosed in Note 2 of the audited financial statements of MMC for the period ended December 31, 2005.

The pro forma consolidated financial statements are based on the estimates and assumptions included in these notes and include all adjustments necessary for the fair presentation of the transactions in accordance with GAAP.

These pro forma consolidated financial statements are not intended to reflect results of operations or the financial position which would have actually resulted had the acquisition been effected on the dates indicated. These pro forma statements do not include any cost savings or other operations or financial position which may be obtained in the future.

2. PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED BALANCE SHEET AND STATEMENT OF OPERATIONS

The following adjustments have been made as of December 31, 2005 to reflect the transactions described below, as if these transactions occurred on December 31, 2005 for purposes of the pro forma consolidated balance sheet.

a. To record MMC's acceptance of subscriptions received prior to December 31, 2005 and issuance of limited liability company interests its members totaling $3,008,333, and additional interests sold of $175,000, in January and February 2006.

b. To record MMC's consummation of the Acquisition at a purchase price of $2,625,000 plus acquisition costs of $657,257.

c.    To record MMC's issuance of a $3,000,000  senior debt  facility,  of which
      $2,055,342   was   restricted  in  use  to  cover   budgeted   repair  and
      re-commissioning expenses, in January 2006.

d. To record the sale of 10,000,000 shares of High Tide common stock at $1.00 per share for total proceeds of $10,000,000, and net proceeds of $9,500,000 after estimated issue costs of $500,000, assuming the maximum raise.

e. To record the exchange of MMC limited liability company equity interests for 23,875,000 shares of High Tide common stock; the surrender of 7,679,738 shares of High Tide common stock by Hide Tide stockholders prior to the merger; the distribution of Hide Tide assets and the extinguishment of all Hide Tide liabilities prior to the merger; and the elimination of Hide Tide's capital structure. All High Tide common share issuances have been adjusted for the effect of the proposed 1.53594772 to one (1) forward stock split.

f. In connection with the merger and recapitalization, MMC expects to record a charge to operations representing the value of the common stock retained by the Hide Tide shareholder of $11,750, as an organization cost in accordance with SOP 98-5.